UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

REVA Medical, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2013

Dear Stockholders:

We cordially invite you to attend the REVA Medical, Inc. 2013 Annual General Meeting of Stockholders, also referred to as the “AGM” or the “Annual Meeting.” The meeting will be held Thursday, 30 May 2013, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. Wednesday, May 29, 2013 U.S. Pacific Daylight Time), in the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000, Australia.

The matters to be acted upon are described in the accompanying Notice of 2013 Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, management will provide an update on REVA’s operations; a copy of the management presentation will be posted on our website the day of the meeting.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to submit your proxy or CHESS Depositary Interest, or “CDI” Voting Instruction Form as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone and Internet voting are available. For specific instructions on voting, please refer to the instructions on the proxy card or the CDI Voting Instruction Form. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at our Annual Meeting.

Very Truly Yours,

/s/ Robert B. Stockman
Robert B. Stockman
Chairman of the Board
Chief Executive Officer

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To Be Held 30 May 2013 (Australian Eastern Standard Time)

May 29, 2013 (U.S. Pacific Daylight Time)

The 2013 Annual General Meeting (the “AGM” or “Annual Meeting”) of Stockholders of REVA Medical, Inc. will be held on 30 May 2013, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. on May 29, 2013 U.S. Pacific Daylight Time) at the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000, Australia, for the following purposes:

1.	To elect the two Class III directors named in the Proxy Statement to hold office for a term of three years and until his successor is duly elected and qualified, or until his earlier resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	For the purposes of Australian Securities Exchange (“ASX”) Listing Rule 10.14 and for all other purposes, to approve the grant of 15,000 options to purchase 15,000 shares of common stock to Brian H. Dovey on the terms and conditions set forth in the Proxy Statement;

4.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 15,000 options to purchase 15,000 shares of common stock to Anne Keating on the terms and conditions set forth in the Proxy Statement;

5.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 15,000 options to purchase 15,000 shares of common stock to Gordon E. Nye on the terms and conditions set forth in the Proxy Statement;

6.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 15,000 options to purchase 15,000 shares of common stock to James J. Schiro on the terms and conditions set forth in the Proxy Statement;

7.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 15,000 options to purchase 15,000 shares of common stock to Robert Thomas on the terms and conditions set forth in the Proxy Statement;

8.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 150,000 options to purchase 150,000 shares of common stock to Robert B. Stockman on the terms and conditions set forth in the Proxy Statement;

9.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the award of 47,500 shares of restricted common stock to Robert B. Stockman on the terms and conditions set forth in the Proxy Statement;

10.	For the purposes of ASX Listing Rule 7.1A and for all other purposes, to approve the issuance of equity securities up to 10% of the issued capital of the company (calculated in accordance with the formula prescribed in ASX Listing Rule 7.1A) on the terms and conditions set forth in the Proxy Statement;

11.	For the purposes of ASX Listing Rule 7.2 (Exception 9) and for all other purposes, to approve the issue and transfer of securities under our 2010 Equity Incentive Plan on the terms and conditions set forth in the Proxy Statement, as an exception to ASX Listing Rule 7.1;

12.	To approve, on an advisory basis, the compensation of the named executive officers for the fiscal year ended December 31, 2012, as set forth in the Proxy Statement; and,

13.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors recommends that our stockholders vote “FOR” Proposals 1 through 12, except for Brian H. Dovey with respect to Proposal 3 only, Anne Keating with respect to Proposal 4 only, Gordon E. Nye with respect to Proposal 5 only, James J. Schiro with respect to Proposal 6 only, Robert Thomas with respect to Proposal 7 only, and Robert B. Stockman with respect to Proposals 8 and 9 only, all of who abstain from making a recommendation on those Proposals due to their personal interests in those Proposals.

You are entitled to vote only if you are a REVA Medical, Inc. stockholder as of 4:30 p.m. on 2 April 2013 Australia Eastern Daylight Time (which is 10:30 p.m. on April 1, 2013 U.S. Pacific Daylight Time), the Record Date for the Annual Meeting. This means that owners of common stock as of that date are entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting. Record holders of CHESS Depositary Interests (or “CDIs”) as of the close of business on the Record Date, are entitled to receive notice of and to attend the meeting or any adjournment or postponement of the meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or “CDN,” to vote the shares underlying their CDIs by following the instructions on the enclosed CDI Voting Instruction Form or by voting online at www.investorvote.com.au. Doing so permits CDI holders to instruct CDN to vote on behalf of the CDI holders at the meeting in accordance with the instructions received via the CDI Voting Instruction Form or online. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 5751 Copley Drive, San Diego, California 92111, U.S.A.

The Proxy Statement that accompanies and forms part of this notice of meeting provides information in relation to each of the matters to be considered. This notice of meeting and the Proxy Statement should be read in their entirety. If stockholders are in doubt as to how they should vote, they should seek advice from their legal counsel, accountant, solicitor, or other professional advisor prior to voting.

By order of the Board of Directors: /s/ Katrina L. Thompson Katrina L. Thompson Chief Financial Officer and Secretary

IMPORTANT: To assure that your shares are represented at the meeting, please vote (or, for CDI holders, direct CDN to vote) your shares via the Internet or by marking, signing, dating, and returning the enclosed proxy card or CDI Voting Instruction Form to the address specified. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI Voting Instruction Form or voting online at www.investorvote.com.au and may not vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 10:30 a.m. AUSTRALIAN EASTERN STANDARD TIME ON 30 May 2013 (which is 5:30 p.m. on May 29, 2013 U.S. Pacific Daylight Time):

This Proxy Statement and our 2012 Annual Report on Form 10-K

are available at www.envisionreports.com/RVA.

i

REVA MEDICAL, INC.

5751 Copley Drive

San Diego, California 92111, U.S.A.

PROXY STATEMENT FOR THE ANNUAL GENERAL MEETING OF STOCKHOLDERS

30 May 2013 (AUSTRALIAN EASTERN STANDARD TIME)

MAY 29, 2013 (U.S. PACIFIC DAYLIGHT TIME)

This Proxy Statement, along with a proxy card and CDI Voting Instruction Form,

is being made available to our stockholders on or about April 19, 2013

GENERAL INFORMATION

Why am I receiving these materials?

We have made these proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board”) of REVA Medical, Inc. (the “Company” or “REVA”) of proxies to be voted at the REVA Medical, Inc. 2013 Annual General Meeting of Stockholders (the “AGM” or “Annual Meeting”) to be held on 30 May 2013, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. on May 29, 2013 U.S. Pacific Daylight Time), at the AGL Theatre in the Museum of Sydney, and at any postponements or adjournments of the Annual Meeting. If you hold shares of our common stock as of 4:30 p.m. on 2 April 2013 Australian Eastern Daylight Time (which is 10:30 p.m. on April 1, 2013 U.S. Pacific Daylight Time), the Record Date for the Annual Meeting, you are invited to attend the Annual Meeting and vote on the proposals described below under the heading “On what proposals am I voting?” Those persons holding CHESS Depositary Interests (“CDIs”) are entitled to receive notice of and to attend the AGM and may instruct CHESS Depositary Nominees Pty Ltd. (“CDN”) to vote at the Annual Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au.

Why did I receive a notice of internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this Proxy Statement and our 2012 Annual Report, to stockholders by providing access to these documents on the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, the notice provides instructions on how to access and review the proxy materials on the internet. The notice also provides instructions on how to cast your vote via the internet. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the notice.

On what proposals am I voting?

There are 12 proposals scheduled to be voted on at the Annual Meeting:

•

Election of the two Class III directors named in this Proxy Statement to hold office for a term of three years and until his successor is duly elected and qualified, or until his earlier resignation or removal;

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

•	Approval of the grant of 15,000 options to purchase 15,000 shares of common stock to Brian H. Dovey on the terms and conditions set forth in this Proxy Statement;

•	Approval of the grant of 15,000 options to purchase 15,000 shares of common stock to Anne Keating on the terms and conditions set forth in this Proxy Statement;

•	Approval of the grant of 15,000 options to purchase 15,000 shares of common stock to Gordon E. Nye on the terms and conditions set forth in this Proxy Statement;

•	Approval of the grant of 15,000 options to purchase 15,000 shares of common stock to James J. Schiro on the terms and conditions set forth in this Proxy Statement;

•	Approval of the grant of 15,000 options to purchase 15,000 shares of common stock to Robert Thomas on the terms and conditions set forth in this Proxy Statement;

•	Approval of the grant of 150,000 options to purchase 150,000 shares of common stock to Robert B. Stockman on the terms and conditions set forth in this Proxy Statement;

•	Approval of the award of 47,500 shares of restricted common stock to Robert B. Stockman on the terms and conditions set forth in this Proxy Statement;

•	Approval of the issue of equity securities up to 10% of the issued capital of the company on the terms and conditions set forth in this Proxy Statement;

•	Approval of the issue and transfer of securities under our 2010 Equity Incentive Plan on the terms and conditions set forth in this Proxy Statement; and,

•	Approval, on an advisory basis, of the compensation of the named executive officers for the fiscal year ended December 31, 2012, as set forth in this Proxy Statement.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•

“FOR” the election of each of the Class III directors named in this Proxy Statement to hold office for a term of three years and until his successor is duly elected and qualified, or until his earlier resignation or removal.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

•

“FOR” the approval of the grant of 15,000 options to purchase 15,000 shares of common stock to Brian H. Dovey on the terms set out in this Proxy Statement (except Brian H. Dovey who abstains from making a recommendation due to his personal interest in the proposal).

•

“FOR” the approval of the grant of 15,000 options to purchase 15,000 shares of common stock to Anne Keating on the terms set out in this Proxy Statement (except Anne Keating who abstains from making a recommendation due to her personal interest in the proposal).

•

“FOR” the approval of the grant of 15,000 options to purchase 15,000 shares of common stock to Gordon E. Nye on the terms set out in this Proxy Statement (except Gordon E. Nye who abstains from making a recommendation due to his personal interest in the proposal).

•

“FOR” the approval of the grant of 15,000 options to purchase 15,000 shares of common stock to James J. Schiro on the terms set out in this Proxy Statement (except James J. Schiro who abstains from making a recommendation due to his personal interest in the proposal).

•

“FOR” the approval of the grant of 15,000 options to purchase 15,000 shares of common stock to Robert Thomas on the terms set out in this Proxy Statement (except Robert Thomas who abstains from making a recommendation due to his personal interest in the proposal).

•

“FOR” the approval of the grant of 150,000 options to purchase 150,000 shares of common stock to Robert B. Stockman on the terms set out in this Proxy Statement (except Robert B. Stockman who abstains from making a recommendation due to his personal interest in the proposal).

•

“FOR” the approval of the award of 47,500 shares of restricted common stock to Robert B. Stockman on the terms set out in this Proxy Statement (except Robert B. Stockman who abstains from making a recommendation due to his personal interest in the proposal).

•	“FOR” the approval of the issuance of equity securities of up to 10% of the issued capital of the company on the terms and conditions set forth in this Proxy Statement.

•	“FOR” the approval of the issue and transfer of securities under our 2010 Equity Incentive Plan on the terms and conditions set forth in this Proxy Statement.

•	“FOR” the approval, on an advisory basis, of the compensation of the named executive officers for the fiscal year ended December 31, 2012, as set forth in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

If you were a holder of REVA common stock, either as a stockholder of record or as the beneficial owner of shares held in street name as of 4:30 p.m. on 2 April 2013 Australian Eastern Daylight Time (which was 10:30 p.m. on April 1, 2013 U.S. Pacific Daylight Time), the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 33,172,203 shares of our common stock outstanding (equivalent to 331,722,030 CDIs assuming all shares of common stock were converted into CDIs on the Record Date). Each stockholder has one vote for each share of common stock held as of the Record Date. Each CDI holder is entitled to direct CDN to vote one vote for every 10 CDIs held by such holder. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

What does it mean to be a “stockholder of record?”

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you have the right to grant your voting proxy directly to REVA or to vote in person at the Annual Meeting. You may vote by Internet, telephone, or mail, as described below under the heading “How do I vote my shares of REVA common stock?” Holders of CDIs are entitled to receive notice of and to attend the Annual Meeting and may direct CDN to vote at the Annual Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au.

What does it mean to beneficially own shares in “street name?”

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, custodian, or other similar organization. If this is the case, the proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”).

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy by Internet or telephone, as described below under the heading “How do I vote my shares of REVA common stock?”

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding shares of common stock of REVA entitled to vote generally in the election of directors must be present in person or represented by proxy. Abstentions and shares represented by “broker non-votes” are counted for the purpose of determining the presence of a quorum. As of the Record Date, there were 33,172,203 shares of our common stock outstanding, and each share is entitled to one vote at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

Proposal 1 — Election of Directors

Directors are elected by a plurality of the votes, which means that the director nominees receiving the highest number of “FOR” votes will be elected. Neither abstentions nor broker non-votes will count as a vote cast “FOR” or “AGAINST” a director nominee, and they will have no direct effect on the outcome of the election of directors.

Proposal 2 — Ratification of the Appointment of our Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Proposals 3 through 7 — Approval of the Grant of Stock Options to Non-Executive Directors of the Company

The proposals to approve the grant of 15,000 options to purchase 15,000 shares of common stock under the 2010 Equity Incentive Plan to each of Brian H. Dovey, Anne Keating, Gordon E. Nye, James J. Schiro, and Robert Thomas require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and voting on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Proposals 8 and 9 — Approval of the Grant of Stock Options and Approval of the Award of Restricted Stock to the Executive Director of the Company

The proposal to approve the grant of 150,000 options to purchase 150,000 shares of common stock and the proposal to award 47,500 shares of restricted common stock, each under the 2010 Equity Incentive Plan, to Robert B. Stockman require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and voting on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Proposal 10 — Approval of the Issuance of up to 10% of the Issued Capital of the Company

The proposal to approve the issuance of up to 10 percent of the issued capital of the Company requires the affirmative vote of the holders of 75 percent of the shares present in person or represented by proxy at the Annual Meeting and voting on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Proposal 11 — Approval of the issuance and transfer of securities under the Company’s 2010 Equity Incentive Plan

The proposal to approve the issuance and transfer of securities under our 2010 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and voting on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Proposal 12 — Approval, on an Advisory Basis, of Executive Compensation

The proposal to approve, on an advisory basis, the compensation awarded to the named executive officers for the fiscal year ended December 31, 2012 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Voting exclusion statement:

The Company will disregard any votes cast on Proposals 3 through 9 and on Proposal 11 by:

•	the directors of REVA Medical, Inc.; and

•	any associate of the directors of REVA Medical, Inc.

The Company will disregard any votes cast on Proposal 10 by:

•	a person who may participate in the proposed issue of any securities under the additional 10% placement capacity that is the subject of this Proposal;

•	a person who might obtain a benefit, except a benefit solely in the capacity of a holder of shares of our common stock, if Proposal 10 is passed; and,

•	any associates of those persons:

However, the Company need not disregard a vote cast on Proposals 3 through 11 if:

•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or

•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card to vote as the proxy decides.

As at the date of this Proxy Statement, the Company has no specific plans to issue placement securities under ASX Listing Rule 7.1A and therefore it is not known who may participate in a potential issue of securities, if any, under ASX Listing Rule 7.1A. Accordingly, as at the date of this Proxy Statement, the Company is not aware of any person who would be excluded from voting on Proposal 10.

How do I vote my shares of REVA common stock?

If you are a stockholder of record, you can vote in the following ways:

•

By Internet: by following the Internet voting instructions included on the proxy card at any time up until 4:30 p.m. on 29 May 2013 Australian Eastern Standard Time (which is 11:30 p.m. on May 28, 2013 U.S. Pacific Daylight Time).

•

By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 4:30 p.m. on 29 May 2013 Australian Eastern Standard Time (which is 11:30 p.m. on May 28, 2013 U.S. Pacific Daylight Time).

•

By Mail: by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

If your shares are held through a benefit or compensation plan or in street name, your plan trustee or your bank, broker, or other nominee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone, or mail by submitting a Voting Instruction Form.

If you satisfy the admission requirements to the Annual Meeting, as described below under the heading “How do I attend the Annual Meeting?” you may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. Shares held through a benefit or compensation plan cannot be voted in person at the Annual Meeting.

How do I vote if I hold CDIs?

Each CDI holder is entitled to direct CDN to vote one vote for every ten (10) CDIs held by such holder. Those persons holding CDIs are entitled to receive notice of and to attend the Annual Meeting and any adjournment or postponement thereof, and may direct CDN to vote their underlying shares of common stock at the Annual Meeting by voting online at www.investorvote.com.au, or by returning the CDI Voting Instruction Form to Computershare, the agent we designated for the collection and processing of voting instructions from our CDI holders, no later than 4:30 p.m. on 29 May 2013 Australian Eastern Standard Time (which is 11:30 p.m. on May 28, 2013 U.S. Pacific Daylight Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions.

Alternatively, CDI holders have the following options in order to vote at the Annual Meeting:

•	informing REVA that they wish to nominate themselves or another person to be appointed as CDN’s proxy for the purposes of attending and voting at the meeting; or

•

converting their CDIs into a holding of shares of REVA’s common stock and voting these at the meeting (however, if thereafter the former CDI holder wishes to sell their investment on ASX, it would be necessary to convert shares of common stock back into CDIs). This must be done prior to the record date for the meeting.

As holders of CDIs will not appear on REVA’s share register as the legal holders of the shares of common stock, they will not be entitled to vote at our stockholder meetings unless one of the above steps is undertaken.

How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to REVA stockholders or holders of CDIs, one member of their respective immediate families, or their named representatives. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. Stockholders of record, holders of CDIs of record, immediate family member guests, and representatives will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Annual Meeting.

To register to attend the Annual Meeting, please contact REVA Investor Relations as follows:

•	by e-mail at IR@revamedical.com;

•	by phone at (858) 966-3045 in the U.S. or at +61 2 9231 3322 in Australia;

•	by fax to (858) 966-3089; or,

•	by mail to Investor Relations at 5751 Copley Drive, San Diego, California 92111, U.S.A.

Please include the following information in your request:

•	your name and complete mailing address;

•	whether you require special assistance at the meeting;

•	if you will be naming a representative to attend the meeting on your behalf, the name, complete mailing address, and telephone number of that individual;

•

proof that you own shares of REVA’s common stock or hold CDIs as of the Record Date (such as a letter from your bank, broker, or other financial institution; a photocopy of a current brokerage, Computershare, or other account statement; or, a photocopy of a holding statement); and,

•	the name of your immediate family member guest, if one will accompany you.

Please be advised that no cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

What does it mean if I receive more than one set of proxy materials?

It generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for all of your shares.

May I change my vote or revoke my proxy?

Yes.

If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with our Corporate Secretary at or before the taking of the vote at the Annual Meeting;

•

voting again via the Internet or telephone at a later time before the closing of those voting facilities at 4:30 p.m. on 29 May 2013 Australian Eastern Standard Time (which is 11:30 p.m. on May 28, 2013 U.S. Pacific Daylight Time);

•	submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or,

•	attending the Annual Meeting, revoking your proxy, and voting in person.

The written statement or subsequent proxy should be delivered to REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A., Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the Annual Meeting. If you are a beneficial owner and hold shares through a broker, bank, or other nominee, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank, or other nominee) giving you the right to vote the shares.

If you are a holder of CDIs and you direct CDN to vote by completing the CDI Voting Instruction Form, you may revoke those directions by delivering to Computershare, no later than 4:30 p.m. on 29 May 2013 Australian Eastern Standard Time (which is 11:30 p.m. on May 28, 2013 U.S. Pacific Daylight Time), a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent.

Could other matters be decided at the Annual Meeting?

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Annual Meeting and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

Who will pay for the cost of soliciting proxies?

We will pay the cost of soliciting proxies, including the cost of preparing and mailing the proxy materials. Proxies may be solicited on our behalf by directors, officers, or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission.

If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation. We anticipate that banks, brokerage houses, and other custodians, nominees, and fiduciaries may forward soliciting material to the beneficial owners of shares of common stock entitled to vote at the Annual Meeting and that we will reimburse those persons for their out-of-pocket expenses incurred in this connection.

BOARD OF DIRECTORS INFORMATION

Overview

Our Company was founded in California in June 1998 under the name MD3, Inc. In March 2002, we changed our name to REVA Medical, Inc. In October 2010, we reincorporated from the State of California to the State of Delaware and, as a result, the rights of our stockholders are now governed by the Delaware General Corporation Law. In December 2010, we completed an initial public offering (our “IPO”) of common stock in Australia. Our stock is traded in the form of CHESS Depositary Interests (or “CDIs”) and our CDIs commenced trading publicly on the Australian Securities Exchange (the “ASX”) on December 23, 2010 (Australian Eastern Daylight Time).

Nominees for Election as Directors

Our Board currently consists of six members and is divided into three classes, each comprised of two directors. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified. On January 14, 2013, the Board unanimously nominated James J. Schiro and Robert B. Stockman, the two current Class III directors whose terms expire at the Annual Meeting, for re-election as directors.

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the two director nominees receiving the highest number of “FOR” votes will be elected as Class III directors. Both of the nominees have indicated their willingness to serve if elected, but if either should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as REVA may designate, unless a contrary instruction is indicated in the proxy.

The following table sets forth information as of April 1, 2013 regarding members of our Board, including the director nominees for election at the Annual Meeting. The information includes each member’s business experience and service on other boards of directors, in addition to the qualifications, attributes and skills that led our Board to the conclusion that each member should serve as a director. While our Diversity Policy doesn’t contain specific guidelines in considering whether to recommend any director nominee, including any candidate recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge, and abilities that will allow our Board to fulfill its responsibilities. As set forth in our corporate governance guidelines, these criteria generally include, among other things, an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning, and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity, and the ability to represent the best interests of the Company’s stockholders. In addition, the nominating and corporate governance committee also considers a Board member’s ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the nominating and corporate governance committee.

We believe that our current Board includes individuals with strong backgrounds in executive leadership and management, accounting and finance, and Company and industry knowledge. In addition, each of our directors has a strong professional reputation and has shown a dedication to his or her profession and community. We also believe that our directors’ diversity of backgrounds and experiences results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Class I Directors Continuing in Office (Term Expires 2014)

BRIAN H. DOVEY Director (age 71)

Mr. Dovey has served as our director since June 2001. Mr. Dovey has been a Partner of Domain Associates, LLC, a private venture capital management firm focused on life sciences, since 1988. Since joining Domain, he has served on the board of directors of over 35 private and public companies and has been Chairman of five. Prior to joining Domain, Mr. Dovey spent six years at Rorer Group, Inc. (now part of Sanofi-Aventis), a pharmaceutical and medical device company listed on the NYSE, including as President from 1986 to 1988. Previously, Mr. Dovey was President of Survival Technology, Inc., a start-up medical products company. He also held management positions with Howmedica, Inc., Howmet Corporation, and New York Telephone Company. Mr. Dovey has served as both President and Chairman of the National Venture Capital Association. He is Chair of the Wistar Institute, a non-profit preclinical biomedical research company. Mr. Dovey serves on the board of directors and is also Chairman at the Center for Venture Education (Kauffman Fellows Program). He was also a former board member of the industry association representing the medical device industry, as well as the association representing consumer pharmaceuticals. Mr. Dovey currently sits on the board of Orexigen Therapeutics, Inc., a biopharmaceutical company focused on the development of pharmaceutical product candidates for the treatment of obesity. Mr. Dovey has also served as board member for the following publicly traded companies: Align Technology, Inc., Cardiac Science, Inc., and Neose Technologies, Inc. Mr. Dovey received his B.A. from Colgate University and his M.B.A. from the Harvard Business School.

Qualifications: We believe Mr. Dovey is qualified to sit on our Board due to his strong financial expertise, his experience in corporate governance and risk management, his service as a director on over 35 private and public companies, his broad executive experience with medical device companies, and his extensive experience at a health care venture capital firm.

ANNE KEATING Director (age 59)

Ms. Keating has served as our director since October 2010. Ms. Keating is currently a director of a number of ASX-listed companies in a range of different industries, including GI Dynamics, Inc., a U.S.-based medical device company, Ardent Leisure Limited, a general management service provider, and Goodman Group Limited (formerly Macquarie Goodman), a property development and management company. She is a member of the Advisory Council of RBS Australia. Ms. Keating is also a Director for the Garvan Institute of Medical Research and an Inaugural Governor for the Cerebral Palsy Foundation. From 1993 to 2001, Ms. Keating held the position of General Manager, Australia for United Airlines, and from 1994 to 1998, she was a Governor for the American Chamber of Commerce. She was also a Delegate to the Australian/American Leadership Dialogue for 14 years. Ms. Keating was an inaugural board member of the Victor Chang Cardiac Research Institute for ten years and also served on the board of NRMA/Insurance/IAG for nine years. She has also held former directorships with Spencer Street Station Redevelopment Holdings Limited, Easy FM China Pty Ltd, Radio 2CH Pty Ltd, and Workcover Authority of New South Wales.

Qualifications: We believe Ms. Keating is qualified to sit on our Board due to her extensive business, management, and governance experience, including her positions on a number of boards of ASX-listed companies. Ms. Keating also brings Australian medical research and cardiac experience from her years of service with the Garvan Institute of Medical Research and the Victor Chang Cardiac Research Institute.

Class II Directors Continuing in Office (Term Expires 2015)

GORDON E. NYE Director (age 58)

Mr. Nye has served as our director since 1999. He is a Managing Director of Group Outcome LLC, a U.S.-based merchant banking firm which deploys its capital and that of its financial partners in private equity and venture capital investments in medical technology companies. He served as Chief Executive Officer of Zeltiq Aesthetics, Inc., a medical device company, from September 2009 to April 2012. From August 2003 to July 2009, Mr. Nye served as general partner of Prism Venture Partners, a venture capital firm, where he was a member of the life sciences investment team. Prior to that time, he served as our Chief Executive Officer from 2001 to 2003 and President and Chief Executive Officer of two former Johnson & Johnson divisions (“A” Company Orthodontics, Inc. and Critikon Company, LLC) after they were acquired in management buyouts. He has also held a variety of marketing, sales, and general management roles for L.A. Gear, Inc., Olin Ski Company, Inc., Reebok, Ltd., and The Gillette Company. Mr. Nye received his MBA from the Amos Tuck School of Business at Dartmouth College where he also received his undergraduate degree.

Qualifications: We believe Mr. Nye’s qualifications to sit on our Board include his knowledge of the medical device business, his broad operating experience as a senior executive of Zeltiq Aesthetics, Inc. and two former Johnson & Johnson divisions, his extensive consumer marketing background, and his other board service.

ROBERT THOMAS Director (age 67)

Mr. Thomas has served as our director since July 2010. He has also been a director and non-executive Chairman of the Board of HeartWare Limited/HeartWare International, Inc., a U.S. medical device company listed on ASX and NASDAQ, since November 2004. He is currently a director of a number of Australian public companies, including Virgin Australia Limited, Biotron Limited, and TAL Limited. Between October 2004 and September 2008, Mr. Thomas was a consultant to Citigroup Corporate and Investment Bank. Between March 2003 and September 2004, he was Chairman of Global Corporate and Investment Bank, Citigroup Global Markets, Australia and New Zealand. Prior to that time, Mr. Thomas was Chief Executive Officer of Citigroup’s Corporate and Investment Bank (formerly known as Salomon Smith Barney), Australia and New Zealand from October 1999 until February 2003. Mr. Thomas is Chairman of Aus Bio Limited, a director of O’Connell Street Associates and Grahger Capital Securities, and President of the State Library Council of New South Wales in Australia. He also is a member of the advisory boards of Nomura Australia and Inteq Limited. Mr. Thomas holds a Bachelor of Economics from Monash University, Australia. He is currently Chairman of the Stockbrokers Association of Australia and is a Master Stockbroker. Mr. Thomas is also a Fellow of the Financial Services Institute of Australia and the Australian Institute of Company Directors.

Qualifications: We believe Mr. Thomas is qualified to sit on our Board due to his extensive investment banking experience, including his leadership of finance and strategic transactions, his involvement with medical device companies, and his experience in governance and risk management across a wide range of industries. Mr. Thomas also brings capital market and economics expertise to the Board from his years of service as a securities analyst and experience as a director of ASX-listed companies.

Nominees for Election as Class III Directors (Term Expires 2016)

ROBERT B. STOCKMAN Chairman of the Board (age 59) Chief Executive Officer REVA Medical, Inc.

Mr. Stockman, our co-founder, has served as our Chairman of the Board and director since 1999 and our Chief Executive Officer since August 2010. He has also served as a director of HeartWare Limited/HeartWare International, Inc., a medical device company listed on ASX and NASDAQ, since December 2006. Mr. Stockman also serves as a Board member for Systagenix Wound Management, Ltd, a privately held wound care company, and MuseAmi, Inc., a privately held advanced music software company that Mr. Stockman co-founded. He previously served on the board of Zeltiq Aesthetics, Inc., a medical technology company listed on NASDAQ, from July 2010 until April 2012. Since 1999, Mr. Stockman has been the President and Chief Executive Officer of Group Outcome LLC, a U.S.-based merchant banking firm that deploys its capital and that of its financial partners in private equity and venture capital investments in medical technology companies. Mr. Stockman also co-founded Centrimed, Inc., an internet-based software company, that was acquired by the Global Healthcare Exchange, LLC, and led the buyouts of Ioptex, an intraocular lens manufacturer, and two Johnson & Johnson divestitures, “A” Company Orthodontics, Inc. and Critikon Company, LLC, each of which was subsequently acquired. Prior to establishing Group Outcome LLC, Mr. Stockman spent 18 years with Johnston Associates, Inc. and Narragansett Capital Corporation, where he focused on venture capital investments and merger advisory work in health care. Mr. Stockman holds a Bachelors Degree from Harvard College and a Master in Business Administration from The Amos Tuck School of Business at Dartmouth College, where is on the Board of Overseers.

Qualifications: We believe Mr. Stockman is qualified to sit on our Board due to his extensive experience as an entrepreneur driving the growth of five medical products companies, his experience as an executive of several medical device companies, and his experience as an executive in the investment banking industry, particularly in private equity and venture capital investments in medical technology. Mr. Stockman’s qualifications also include his strong financial background, including his work early in his career at Price Waterhouse, a provider of tax, audit, and advisory services, and his ability to provide financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting, and capital markets.

JAMES J. SCHIRO Director (age 67)

Mr. Schiro has served as our director since November 2010. Mr. Schiro was Chief Executive Officer of Zurich Financial Services from May 2002 to December 2009, after serving as Chief Operating Officer – Group Finance from March 2002. He joined Price Waterhouse in 1967, where he held various management positions. In 1995, he was elected Chairman and Chief Executive Officer of Price Waterhouse, and in 1998 became Chief Executive Officer of PricewaterhouseCoopers LLP, after the merger of Price Waterhouse and Coopers & Lybrand, where he served until 2002. Mr. Schiro is also a Director of PepsiCo, Inc., Royal Philips Electronics, and Goldman Sachs. He is a director or trustee for various non-profit organizations, including the Institute for Advanced Study.

Qualifications: We believe Mr. Schiro is qualified to sit on our Board due to his extensive executive experience, strong financial background, experience in governance and risk management, and his service on other public company boards and not-for-profit organizations.

Committees of the Board of Directors/Corporate Governance

Directors are expected to attend meetings of the Board and any Board committees on which they serve. The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: audit, compensation, and nominating and corporate governance. Each of these committees has the responsibilities described in the committee charters, which are available on our website at www.revamedical.com. Our Board may also establish other committees from time to time to assist in the discharge of its responsibilities.

Membership of the committees of our Board is as follows:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mr. Stockman (Chairman)	—	—	—
Mr. Dovey (1)	X	X	—
Ms. Keating (2)	—	—	Chair
Mr. Nye (2)	—	Chair	X
Mr. Schiro (2)	X	—	X
Mr. Thomas (2)	Chair	X	—

(1)	Independent Director under the rules of NASDAQ and the SEC, but not considered independent under the ASX.
(2)	Independent Director under the rules of NASDAQ, ASX, and the SEC.

During the year ended December 31, 2012, all directors attended 75 percent or more of the meetings of the Board of Directors and committees thereof on which he or she served. Following is a summary of Board and Committee meeting attendance:

Director	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Number of Meetings Held	7	4	5	1
Meeting Attendance:
Mr. Stockman	7	2*	5*	1*
Mr. Dovey	7	4	4	—
Ms. Keating	7	—	—	1
Mr. Nye	7	—	5	1
Mr. Schiro	6	4	—	1
Mr. Thomas	6	4	5	—

*	Indicates attendance at a meeting of a Committee on which the Director was not a member.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting, including auditing of our financial statements. Among other things, our audit committee:

•	determines the engagement of, and approves fees paid to, our independent registered public accounting firm;

•	monitors the qualifications, independence activities, and performance of our independent registered public accounting firm;

•	approves the retention of our independent registered public accounting firm to perform any proposed and permissible non-audit services;

•	reviews our financial statements and critical accounting estimates; and,

•	discusses the annual audit results with management and the independent registered public accounting firm.

Our audit committee reviews the effectiveness of internal controls and the adequacy of our disclosure controls and procedures. In addition, our audit committee is responsible for the performance of our internal audit function, as well as preparing any reports required under SEC rules. The audit committee will also provide advice to the Board and report on the status of business risks pursuant to our risk management policy.

We have adopted an audit committee charter, a copy of which is available in the “Investors — Corporate Governance” section of our website at www.revamedical.com.

Compensation Committee

Our compensation committee establishes, amends, reviews, and approves the compensation and benefit plans with respect to senior management and employees, including determining individual elements of total compensation of the Chief Executive Officer and other executive officers, and reviews our performance and the performance of our executive officers with respect to these elements of compensation. In carrying out its responsibilities, the compensation committee will review all components of compensation for consistency with our compensation philosophy and with the interests of stockholders. Our compensation committee will review compensation practices and trends, identify performance goals of our Company and our executive officers, and set compensation in light of these objectives. Our compensation committee also determines annual retainer, meeting fees, equity awards, and other compensation for members of the Board and administers the issuance of stock options and other awards under our equity incentive plans.

Our compensation committee reviews and evaluates potential risks related to our compensation policies and practices for employees and has determined that we have no compensation risks that are reasonably likely to have a material adverse effect on the Company. We structure our compensation to address Company-wide risk. We believe the combination of base salary, bonus potential, and stock-based incentive awards with four-year vesting periods is balanced and serves to motivate our employees to accomplish our business plan without creating risks that are reasonably likely to have a material adverse effect on our Company.

We have adopted a compensation committee charter, a copy of which is available in the “Investors — Corporate Governance” section of our website at www.revamedical.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee recommends the director nominees for each annual general meeting and ensures that the committees of the Board have the benefit of qualified and experienced independent directors. The committee’s primary responsibilities are to:

•	review the size and composition of our Board;

•	select, or recommend to our Board, nominees for each election of directors;

•	develop and recommend to our Board criteria for selecting qualified director candidates;

•	consider committee member qualifications, appointment, and removal;

•	recommend corporate governance principles, codes of conduct, and applicable compliance mechanisms; and,

•	provide oversight in the evaluation of our Board and each committee.

We have adopted a nominating and corporate governance committee charter, a copy of which is available in the “Investors — Corporate Governance” section of our website at www.revamedical.com.

GOVERNANCE OF OUR COMPANY

Corporate Governance Guidelines

Our corporate governance guidelines are designed to ensure effective corporate governance of the Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning, and the annual evaluations of the Board and its committees. Our corporate governance guidelines will be reviewed regularly by the nominating and corporate governance committee and revised when appropriate. The full text of our corporate governance guidelines can be found in the “Investors — Corporate Governance” section of our website accessible to the public at www.revamedical.com. A printed copy may also be obtained by any stockholder upon request.

Code of Business Conduct and Ethics

Our Board adopted a code of business conduct and ethics to ensure that our business is conducted in a consistently legal and ethical manner. The code of business conduct and ethics establishes policies pertaining to, among other things, employee conduct in the workplace, securities trading, confidentiality, conflicts of interest, reporting violations, and compliance procedures. All of our employees, including our executive officers, as well as members of our Board, are required to comply with our code of business conduct and ethics. The full text of the code of business conduct and ethics can be found in the “Investors — Corporate Governance” section of our website accessible to the public at www.revamedical.com. A printed copy may also be obtained by any stockholder upon request. Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by our Board after receiving a recommendation from our audit committee. We will disclose future amendments or waivers to our code of business conduct and ethics on our website, www.revamedical.com, within four business days following the date of the amendment or waiver.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as director, the nominating and corporate governance committee will consider a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1 percent of REVA’s shares of common stock for over one year and who satisfies the notice, information, and consent provisions set forth in our amended and restated bylaws and corporate governance guidelines. Stockholders who wish to recommend a candidate may do so by writing to the nominating and corporate governance committee in care of the Corporate Secretary, REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A. The nominating and corporate governance committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

Communicating with the Board

Our nominating and corporate governance committee establishes procedures by which stockholders and other interested parties may communicate with the Board, any committee of the Board, any individual director, or the independent or non-employee directors as a group. Such parties can send communications by mail to the Board in care of the Corporate Secretary, REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A. In addition, parties can contact the Board by emailing the Corporate Secretary at boardmember@revamedical.com. The name or title of any specific recipient or group should be noted in the communication. Communications from stockholders are distributed by the Corporate Secretary to the Board or to the committee or director(s) to whom the communication is addressed, however the Corporate Secretary will not distribute items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, business solicitations and advertisements, and communications that advocate the Company’s engaging in illegal activities or that, under community standards, contain offensive, scurrilous, or abusive content.

Identification and Evaluation of Nominees for Directors

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. The committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the committee through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the nominating and corporate governance committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the nominating and corporate governance committee deems appropriate, including the use of third parties to review candidates.

Director Attendance at Annual Meetings of Stockholders

We encourage all of the directors to attend each annual meeting of stockholders. All of our directors attended the 2012 AGM that was held in Sydney, Australia; three directors attended in person and three directors attended by teleconference. We currently anticipate a majority of our directors to be present at the 2013 Annual Meeting.

Director Independence

In accordance with our corporate governance guidelines, the majority of our Board members are independent directors. Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with independent judgment, and otherwise meets the independence requirements under the rules of NASDAQ, ASX, and the SEC. Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has determined that:

•	Robert B. Stockman is not considered to be an independent director under the rules of NASDAQ, ASX, or the SEC;

•	Anne Keating, Gordon E. Nye, James J. Schiro, and Robert Thomas are considered to be independent directors under the rules of NASDAQ, ASX, and the SEC; and,

•	Brian H. Dovey is considered to be an independent director under the rules of NASDAQ and the SEC, but is not considered to be independent under ASX standards.

There are no family relationships among our directors and officers, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any director or officer was, or is, to be selected as a director or officer.

Board Leadership Structure

The position of Chairman of the Board and Chief Executive Officer of the Company has been combined since the appointment of Robert B. Stockman as Chief Executive Officer in August 2010. The Board believes that, although the combined role does not comply with ASX Corporate Governance Principles and Recommendations, it is currently in the best interest of our Company and the Company’s Stockholders. The ASX Corporate Governance Principles and Recommendations provide guidance on corporate governance practices but are not binding rules or regulations. Mr. Stockman possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and we believe he is the person best positioned to develop agendas that ensure the Board’s time and attention is focused on the most critical matters. Further, our Board believes that his combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees, customers, and suppliers. Each of the directors other than Mr. Stockman is independent under the rules of NASDAQ and the SEC, and the Board believes that the independent directors provide effective oversight of management. Although the Board currently believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, our amended and restated bylaws and corporate governance principles provide the flexibility to combine or separate the positions and the Board may determine to separate the roles in the future.

The Board’s Role in Risk Oversight

Our Board’s role in risk oversight includes receiving reports from members of management on a regular basis regarding material risks faced by the Company and applicable mitigation strategies and activities, at least on a quarterly basis. The reports cover the critical areas of development, regulatory and quality affairs, intellectual property, clinical development, operations, sales and marketing, and legal and financial affairs. Our Board and its committees consider these reports, discuss matters with management, and identify and evaluate any potential strategic or operational risks and appropriate activities to address those risks.

We have adopted a risk management policy which sets out how we identify, assess, and manage risk in business operations, a copy of which is available in the “Investors — Corporate Governance” section of our website at www.revamedical.com.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has at any time been our employee with the exception of Gordon E. Nye who served as our Chief Executive Officer from 2001 to 2003. Except as set forth herein, none of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our compensation committee.

AUDIT-RELATED MATTERS

Report of the Audit Committee

The audit committee of our board currently has three members, all of whom have been determined by our board to be independent under NASDAQ and SEC rules. Mr. Schiro is considered to be an “audit committee financial expert” under applicable SEC rules.

In performing its functions, the audit committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, the internal audit function as currently performed by an independent third party, and Ernst & Young LLP, the Company’s independent registered public accounting firm (the “independent auditor”), which, in its reports, express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the U.S., as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The audit committee held four meetings during the fiscal year ended December 31, 2012. At each meeting, the audit committee met with the independent auditor, with and without management present, to discuss the results of its audit and quarterly reviews of the Company’s financial statements and its review of the Company’s compliance with internal controls. The audit committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee and/or the Board also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” regarding their communications with the audit committee concerning independence and has discussed with the independent auditor its independence from the Company. The audit committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor.

The audit committee has reviewed and discussed the annual consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 with management and the independent auditor.

Based on the review of the consolidated financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Robert Thomas (Chair)

Brian H. Dovey

James J. Schiro

Audit and Non-Audit Fees

The following table presents the fees for professional services earned by Ernst & Young LLP for services rendered to the Company for the fiscal years ended December 31, 2012 and 2011.

Type of Service	2012	2011 (1)
Audit Fees (2)	$263,000	$267,500
Tax Fees (3)	62,000	10,000

Total	$325,000	$277,500

(1)	Certain amounts have been reclassified to conform to the current year presentation.
(2)	Audit Fees include services in connection with the integrated audit of our consolidated financial statements included in the Annual Reports on Form 10-K, reviews of Quarterly Reports on Form 10-Q, and the issuance of consents related to our Form S-8 filings.
(3)	Tax Fees include services relating to tax compliance, including the preparation of income tax returns, analysis of tax positions, and tax planning and advice.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditor

The audit committee has established an audit and non-audit services compliance policy (the “Policy”) requiring pre-approval of all audit and permissible non-audit services performed by the independent auditor to monitor the auditor’s independence from the Company. The Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the audit committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval.

The Policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the audit committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence. Additionally, the audit committee considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. Also, unless a service is a pre-approved service set forth in the Policy and within the established guidelines, it will require approval by the audit committee in order for it to be provided by the independent auditor. In its review, the audit committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services.

As provided under the Sarbanes-Oxley Act of 2002 and the SEC’s rules, the audit committee has delegated pre-approval authority to the chair of the audit committee to address certain requests for pre-approval of services, and the chair must report his or her pre-approval decisions to the audit committee at its next regular meeting. The Policy is designed to help ensure that there is no delegation by the audit committee of authority or responsibility for pre-approval decisions to management. The audit committee monitors compliance by requiring management to report to the audit committee on a regular basis regarding the pre-approved services rendered by the independent auditor. Management has also implemented internal procedures to promote compliance with the Policy.

The audit committee has selected Ernst & Young LLP to serve as our independent auditor for the fiscal year ending December 31, 2013, subject to ratification by our stockholders. Ernst & Young LLP has served as the independent auditor of the Company since 2006. Representatives of Ernst & Young LLP will be present at the Annual Meeting. The representatives will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

EXECUTIVE COMPENSATION

The following discussion and analysis of compensation arrangements is designed to provide stockholders with an understanding of our compensation philosophy and objectives as well as an overview of the analysis that we performed in setting executive compensation. It discusses the compensation committee’s determination of how and why, in addition to what, compensation actions were taken during 2012 for each person serving as our chief executive officer, our chief financial officer, and the three other most highly compensated executive officers (the “named executive officers”), who were as follows:

•	Robert B. Stockman, our Chief Executive Officer;

•	Katrina L. Thompson, our Chief Financial Officer and Secretary;

•	Jeffrey A. Anderson, our Vice President, Clinical and Regulatory Affairs;

•	Donald K. Brandom, Ph.D., our Vice President, Product Development; and,

•	Robert K. Schultz, Ph.D., our President and Chief Operating Officer.

This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding our business objectives and anticipated achievement under existing and future compensation programs. Actual compensation programs that we may adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Compensation Discussion and Analysis

Overview of Executive Compensation Program

In connection with our IPO, in July 2010, we formed a compensation committee to oversee our executive compensation program and to determine executive compensation. Our compensation program is intended to align our named executive officers’ interests with those of our stockholders by rewarding performance for the achievement of goals as established by the compensation committee. Our compensation approach is tied to our stage of development and the current performance goals are set with the objectives of advancing our product development and testing in advance of commercialization and, thereby, increasing stockholder value.

In an effort to ensure our compensation practices are comparable to those of comparable public medical device companies, in February 2012 the compensation committee engaged Radford, an Aon Hewitt Company (“Radford”), an independent compensation consultant, to provide compensation advisory services that included the following:

•	an assessment of our executive compensation philosophy and plan structures and objectives;

•	the development of a peer group of companies for compensation comparison purposes;

•	a review of considerations and market practices related to short-term cash incentive plans and a review of long-term equity and other incentive trends in the medical device industry;

•	the collection of competitive compensation levels for each of our executive positions;

•	an assessment of our executives’ base salaries, cash bonuses, and equity compensation levels;

•	a review of our equity compensation strategy, including the development of award guidelines; and,

•	a review of board of director compensation market practices among public medical technology companies of comparable size and/or stage.

Radford completed their initial assessment of the Company’s executive and director compensation programs in May 2012 and provided their recommendations at that time. The compensation committee intends to continue to assess the Company’s executive and director compensation programs through the benchmarking and other services provided by Radford.

The compensation committee reviews and approves all compensation decisions relating to our executives, including our named executive officers, and oversees and administers our executive compensation programs and initiatives. Our compensation program is designed to attract and retain talented employees, to motivate them to achieve our key financial, operational, and strategic goals, and to reward them for superior performance. As we continue to meet our product development milestones, add to our senior management team, and progress toward commercialization, we expect that the specific direction, emphasis, and components of our executive compensation program will continue to evolve. During 2012, the objectives of the compensation program included:

•	a program structure to attract and retain the most highly qualified executive officers;

•	appropriate guiding principles, including a comparative peer group and targeted market positioning for different compensation elements;

•	harmonization of salary, bonuses, equity awards, and other compensation benefits for long-serving executive officers hired under significantly different circumstances;

•	alignment of executive compensation, individually and as a team, to long-term interests of stockholders;

•	program flexibility to permit the accommodation of appropriate individual circumstances; and,

•	clear, aligned, and easily measured performance goals.

We implemented changes to our compensation program during 2011 and 2012; we intend to evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we will review executive compensation annually.

Compensation Process

Beginning in 2011, our compensation committee was responsible for establishing our compensation philosophy and setting the compensation levels for our executives, including base salaries, cash bonuses, and stock-based incentive awards; prior to 2011, our Board performed these responsibilities. To assist the compensation committee in their executive compensation evaluations, our Chief Executive Officer prepares a report at the beginning of each fiscal year recommending base salaries, bonus targets, and stock-based incentive awards for each executive officer. In addition to this report, our compensation committee considers relevant market compensation data. The compensation committee in its sole discretion may accept or adjust the compensation recommendations it is provided. No executive officer is allowed to be present at the time his or her compensation is being discussed or determined by the compensation committee.

Benchmarking

As part of Radford’s compensation advisory services to the compensation committee, Radford developed and recommended a “peer” group of companies comprised of 17 medical device or medical technology companies to be our “peer” group for purposes of benchmarking our compensation program. Each member of the peer group was selected based on an evaluation of the nature of its operations, number of employees, operating income or loss, outstanding securities, and market capitalization. Since REVA is a development stage company and has not yet generated revenue or operating income, the selection of peer companies focused on those with smaller amounts of annual revenues, operating or net income of less than $10 million, and a market capitalization similar to ours at the time of approximately $200 million.

The following companies comprised our peer group (the “peer group”) for 2012:

Alphatec Holdings	Exactech	Response Genetics
Angio Dynamics	Heartware International	Rochester Medical
Anika Therapeutics	iCad	Solta Medical
Conceptus	IRIS International	Synergetics USA
Endologix	Kensey Nash	Utah Medical Products
Escalon	Mixonix

At the compensation committee’s request, Radford conducted an executive compensation review to benchmark our executive compensation relative to the peer group with supplemental data from published market surveys. The compensation committee used this report to evaluate whether our executive compensation levels, including base salary and incentive awards, were within industry norms, and determined that certain of our compensation levels were below the 25th percentile of the peer group as further described below.

Determination of Executive Compensation

In setting compensation for our executive officers, our compensation committee’s philosophy is to consider market levels of compensation, an executive’s contributions and responsibilities, and the goals and overall progress of the Company. During 2012, with the assistance of Radford, the compensation committee established a philosophy to target total compensation for our named executives at, or above, the 50th percentile of market, based on the peer group. Total compensation for this purpose comprises base salary, annual cash bonus incentives, and long-term equity incentives. At the time the philosophy was established, we found that certain of our compensation levels were below the 25th percentile.

In addition to market benchmarking, the compensation committee reviews the compensation recommendations of our Chief Executive Officer (other than with respect to determining his own compensation), considers the Company’s overall performance during the prior fiscal year, each executive’s individual contributions during the prior fiscal year, the individual’s annual performance reviews based on achievement of annual goals, industry research, and other relevant market data. With respect to new hires, our compensation committee considers an executive’s background and historical compensation in lieu of prior year performance.

Components of Executive Compensation

Our current executive compensation program consists of the following components:

•	base salary;

•	performance-based cash awards;

•	equity-based incentives; and,

•	other benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay; reward achievement of financial, operational, and strategic objectives; and, align the interests of our named executive officers and other senior personnel with those of our stockholders.

Base Salary: We have provided, and will continue to provide, our executive officers with a base salary to compensate them for services provided to us during the fiscal year. In setting base salaries for our executive officers, our compensation committee considered, and will continue to consider, the executive’s position, our success in achieving our prior year corporate goals, the individual’s contribution and performance during the prior fiscal year, relevant market data, and benchmark levels. The evaluations and recommendations proposed by our Chief Executive Officer are also considered. With respect to new hires, the compensation committee considers an executive’s background and historical compensation in lieu of prior year performance. Our compensation committee evaluates and sets the base salaries for our executives following annual performance evaluations, as well as upon a promotion or other change in responsibility. We expect our compensation committee to continue these policies going forward.

In setting the base salaries for our executives for 2012, our compensation committee initially did so subjectively based on their research, informal benchmarking, and personal knowledge of companies in the medical device industry. Following the assessment of our compensation programs by Radford, which was completed in May 2012, the compensation committee adjusted certain base salaries effective June 1, 2012 to be more in line with the philosophy to compensation at, or above, the 25th percentile of market. Our executive officers have been paid the base salaries for the year ended December 31, 2012, and are currently being paid the annualized salaries for the year ending December 31, 2013, as set forth in the following table:

Name and Title	2012 Base Salary	Revised 2012 Base Salary (1)	2013 Base Salary (2)
Robert B. Stockman, Chief Executive Officer	$335,000	$350,000	$360,500
Katrina L. Thompson, Chief Financial Officer and Secretary	238,000	260,000	267,800
Jeffrey A. Anderson, Vice President, Clinical and Regulatory Affairs	246,500	250,000	257,500
Donald K. Brandom, Ph.D., Vice President, Product Development	236,000	236,000	243,500
Robert K. Schultz, Ph.D., President and Chief Operating Officer	300,000	320,000	329,000

(1)	Revised base salary effective June 1, 2012, based on Radford’s assessment and benchmarking.
(2)	Increases range from 3.0% to 3.2% above the Revised 2012 Base Salary.

Performance-Based Cash Bonus Awards: The Company did not have a cash bonus program prior to our IPO in December 2010. To help align each executive officer’s efforts with the Company’s financial, operations, and strategic goals, we worked to develop a bonus program. For the year ended December 31, 2011, although we had the framework, we had not developed all aspects of a formal bonus plan. For 2011, we awarded discretionary bonuses to our named executive officers that ranged from approximately nine percent to 15 percent of annual base salary.

During 2012, with the assistance of Radford, we refined our approach to our bonus program and established a formal bonus award program. The program utilizes benchmarking as well as assessment of achievement to defined Company milestones and individual goals. Each executive’s target bonus was weighted to their expected contributions and achievement of Company and personal goals for the year.

We defined the Company’s 2012 performance milestones as follows, in consideration of our primary objective of testing and advancing our product toward commercialization:

•	completing patient enrollment with our ReZolve scaffold in the Pilot clinical study that was initialed December 2011;

•	finalizing development and testing of our sheathless version of the ReZolve scaffold and initiating a clinical study of the sheathless device;

•	identifying at least 3 countries in which to perform our RESTORE II clinical trial and preparing and submitting regulatory applications for such trial; and,

•	operating and advancing the Company within the financial budget approved by the Board.

Additionally, during 2012 the compensation committee set the target bonus potential for each named officer, primarily based on benchmarking to our peer group of medical device companies. We also defined individual achievement goals for each named executive officer for the year ended December 31, 2012 and weighted the achievement of these goals based on individual responsibilities and significance to the Company performance milestones. Following are the 2012 bonus targets (based on a percentage of base salary, as revised June 1, 2012) and individual achievement goals set for our named executive officers:

	Target Bonus		Achievement Weighting
Name and Title	% of Salary	Potential Amount	Company Milestones	Individual Goals
Robert B. Stockman, Chief Executive Officer	60%	$210,000	80%	20% (1)
Katrina L. Thompson, Chief Financial Officer and Secretary	45%	117,000	30%	70% (2)
Jeffrey A. Anderson, Vice President, Clinical and Regulatory Affairs	35%	87,500	40%	60% (3)
Donald K. Brandom, Ph.D., Vice President, Product Development	35%	82,600	50%	50% (4)
Robert K. Schultz, Ph.D., President and Chief Operating Officer	50%	160,000	80%	20% (5)

(1)	Individual achievement goals included managing world-wide investor and public relations, including specified items relating to assessing and resolving market considerations, and performing strategic commercialization and financial planning.

(2)	Individual achievement goals included ensuring all financial and tax filings occurred on time and without exception, including specific items related to systems and controls compliance, and assessing and managing Corporate risks in a timely manner.
(3)	Individual achievement goals included completing enrollment in the pilot clinical study and developing and implementing clinical strategies, including identifying future clinical sites and initiating related regulatory and legal requirements.
(4)	Individual achievement goals included completing specified supplier feasibility work and sourcing, completing material enhancements, and advancing product development in accordance with Company milestones
(5)	Individual achievement goals included preparing preliminary commercialization strategy and plans, identifying and aligning resources for product development and clinical needs, and ensuring operational and production goals were completed

Measurement of achievement of the Company milestones and individual achievement goals was made as of December 31, 2012. The compensation committee determined that 50 percent of the Company milestones had been achieved during 2012. In addition, each named executive was evaluated as to achievement of his or her individual goals, all of which were achieved, resulting in the following bonus awards as of December 31, 2012:

Name and Title	2012 Bonus Potential	2012 Bonus Award	% of Potential
Robert B. Stockman, Chief Executive Officer	$210,000	$126,000	60%
Katrina L. Thompson, Chief Financial Officer and Secretary	117,000	99,500	85%
Jeffrey A. Anderson, Vice President, Clinical and Regulatory Affairs	87,500	70,000	80%
Donald K. Brandom, Ph.D., Vice President, Product Development	82,600	62,000	75%
Robert K. Schultz, Ph.D., President and Chief Operating Officer	160,000	96,000	60%

In the future, to reward exceptional performance in certain circumstances, the compensation committee may determine that a supplemental bonus in excess of the target bonus is appropriate and justified, or that a bonus is appropriate for an executive officer who otherwise would not be entitled to receive one. However, individual incentive payments will not be an entitlement. Our compensation committee approved the bonus plan for 2013 at their meeting in January 2013. The following sets forth the anticipated target bonus amounts for 2013:

Name and Title	2013 Bonus Target (% of Salary)	Amount at Target
Robert B. Stockman, Chief Executive Officer	60%	$216,300
Katrina L. Thompson, Chief Financial Officer and Secretary	45%	120,510
Jeffrey A. Anderson, Vice President, Clinical and Regulatory Affairs	35%	90,125
Donald K. Brandom, Ph.D., Vice President, Product Development	35%	85,225
Robert K. Schultz, Ph.D., President and Chief Operating Officer	50%	164,500

Stock-Based Incentive Awards: In addition to base salary, we provide long-term stock-based incentive awards to our executive officers (in the case of executive directors, these awards are subject to stockholder approval). These stock-based incentive awards generally consist of options to purchase shares of our common stock. We believe that stock option awards help further our compensation objectives by encouraging our executives to remain with us through at least the vesting period for these awards and providing them with an incentive to continue to focus on our long-term financial performance and increasing stockholder value.

Historically, our executive officers have received grants of stock options at the time of hire or promotion, and occasionally on an ad-hoc basis. The grants of options are made in accordance with our 2010 Equity Incentive Plan. During the year ended December 31, 2012, as we refined our compensation philosophy, we determined to complement our cash salary and bonus incentives with annual long-term equity awards based on their value at the date of grant that would provide our named executive officers with total compensation at or above the 50th percentile of our peer group of companies. Our equity incentive philosophy also calls for vesting over a relevant period (generally four years) combined with annual awards to help ensure long-term performance and to provide for reasonable executive retention. The compensation committee recommended equity awards based on each individual’s performance and the overall compensation philosophy of achieving target compensation. Our Board awarded the following equity incentives to each of our named executive officers during 2012:

•

Katrina L. Thompson, Chief Financial Officer and Secretary – options to purchase 84,500 shares of common stock and 16,500 shares of restricted common stock (all subject to vesting over a 4-year period).

•	Jeffrey A. Anderson, Vice President, Clinical and Regulatory Affairs – options to purchase 62,500 shares of common stock (subject to vesting over a 4-year period).

•	Donald K. Brandom, Ph.D., Vice President, Product Development – options to purchase 82,500 shares of common stock (subject to vesting over a 4-year period).

•

Robert K. Schultz, Ph.D., President and Chief Operating Officer – options to purchase 84,500 shares of common stock and 16,500 shares of restricted common stock (all subject to vesting over a 4-year period).

No stock options were granted to Mr. Stockman during 2011 or 2012.

We plan to continue to grant equity incentive awards, including grants of stock options, to our executive officers in connection with their initial hire, following promotions, and on an annual basis. The guidelines for initial grants are based on the executive’s position and the guidelines for annual grants are designed to partially replace the number of options initially granted to the executive at hiring that vest after one year. With respect to new hires, we also will consider the executive’s background and historical compensation when determining the number of options to grant to the executive. The actual number of options for an executive may be higher or lower than these guidelines, based on their individual performance or extraordinary achievements.

Stock and Option Grant Practices: All equity awards to our employees, consultants, and directors have been granted at no less than the fair market value on the date of the award or grant. The amount of realizable value related to such grants and awards is determined by our stock price on the dates of vesting and, therefore, will be determined by our financial performance in the time after award but prior to vesting. Whether the stock price moves up or down shortly after the award date is largely irrelevant for purposes of the equity awards.

The exercise price of any option grant and the value of any restricted stock award are determined by reference to the fair market value the underlying shares, which our 2010 Equity Incentive Plan (the “2010 Plan”) defines as the closing price of our common stock. The closing price of our common stock is calculated in U.S. dollars based on the closing price of our CDIs traded on the ASX on the date of grant or award. However, because options have been, and will continue to be, granted at fair market value, such options only have cash value to the holder to the extent that the stock price of our common stock increases during the term of the option. Restricted stock awards generally have cash value as equal to the current stock price.

The majority of options we granted prior to 2010 vest over five years, with one-fifth of the shares subject to the stock option vesting on each annual anniversary of the vesting commencement date. Beginning in 2010, with the adoption of our 2010 Plan, the option grants vest over four years, with 25 percent of the option vesting on the one-year anniversary of the vesting commencement date and 2.0833 percent vesting each month thereafter. All vesting is subject to continued service to the Company. All of our stock options are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until fully vested. All options have a 10-year term. The restricted stock awarded in 2012 was the initial award of such equity incentive to our named executive officers. The restricted stock was awarded in accordance with the 2010 Plan and vests over four years on the same vesting schedule and terms as the stock options. Additional information regarding accelerated vesting prior to, upon, or following a change in control is discussed below under “Potential Payments upon Termination or Change in Control.”

Severance and Change of Control Benefits

We have entered into employment agreements that require specific payments and benefits to be provided to certain executive officers in the event their employment is terminated following a change of control or in the event their employment is terminated without cause or by the executive for good reason. See “Employment Agreements” below.

Other Benefits

In order to attract and retain qualified individuals and pay market levels of compensation, we have historically provided, and will continue to provide, our executives with the following benefits:

•	Health Insurance – We provide each of our executives and their spouses and children the same health and dental insurance coverage we make available to our other eligible employees.

•	Life and Disability Insurance – We provide each of our executives with the same life and disability insurance as we make available to our other eligible employees.

•

Pension Benefits – We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executives and other eligible employees are eligible to participate in our 401(k) defined contribution plan. We currently make matching contributions to participants in the 401(k) plan in an amount equal to 25 percent of the employee’s deferral up to a maximum of four percent of an employee’s salary.

•	Nonqualified Deferred Compensation – We do not provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

•

Perquisites – We limit the perquisites that we make available to our executive officers. Our executives are entitled to relocation expenses on their initial hire and other benefits with de minimis value that are not otherwise available to all of our employees.

Employment Agreements

Robert B. Stockman

In August 2010, we entered into an employment offer letter with Mr. Stockman to serve as our Chief Executive Officer. Mr. Stockman’s offer letter provided for, among other things: (i) an annual base salary, subject to annual review, (ii) eligibility to participate in the Company’s bonus plan, (iii) award of options to purchase shares of our common stock at an exercise price equal to the fair market value on the grant date, and (iv) reimbursement for commuting expenses of up to $6,000 per month for travel and up to $2,500 per month for hotel expenses for regular visits from his home in Princeton, New Jersey, to the Company’s offices in San Diego, California. In the event Mr. Stockman’s employment terminates, any options exercised prior to vesting will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Mr. Stockman’s employment is terminated without cause (as defined in the employment offer letter), we will pay Mr. Stockman severance equal to (i) six months of base salary and (ii) continuation in our medical and dental insurance plans for six months. The offer letter also provides that if Mr. Stockman resigns for good reason or his employment is terminated without cause within one year following a change of control transaction, Mr. Stockman will receive immediate vesting of all of his outstanding stock options.

Katrina L. Thompson

In October 2010, we entered into an employment offer letter with Ms. Thompson to serve as our Chief Financial Officer. Ms. Thompson’s offer letter, provides for, among other things: (i) an annual base salary, subject to annual review, (ii) eligibility to participate in the Company’s bonus plan, and (iii) award options to purchase shares of our common stock at an exercise price equal to the fair market value on the grant date. In the event Ms. Thompson’s employment terminates, any options exercised prior to vesting will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Ms. Thompson’s employment is terminated without cause (as defined in the employment offer letter) or if she resigns for good reason (as defined in the employment offer letter), we will pay Ms. Thompson severance equal to (i) six months of base salary and (ii) continuation in our medical and dental insurance plans for six months.

Jeffrey A. Anderson

In February 2012, we entered into an employment offer letter with Mr. Anderson, to serve as our Vice President of Clinical and Regulatory Affairs. Mr. Anderson’s offer letter, provides for, among other things: (i) an annual base salary, subject to annual review, (ii) eligibility to participate in the Company’s bonus plan, and (iii) award of options to purchase shares of our common stock at an exercise price equal to the fair market value on the grant date. In the event Mr. Anderson’s employment terminates, any options exercised prior to vesting will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Mr. Anderson’s employment is terminated without cause (as defined in the employment offer letter) or if he resigns for good reason (as defined in the employment offer letter), we will pay Mr. Anderson severance equal to (i) three months of base salary and (ii) continuation in our medical and dental insurance plans for three months.

Robert K. Schultz

In October 2010, we entered into an employment offer letter with Dr. Schultz to serve as our Chief Operating Officer. Ms. Schultz’s offer letter, provides for, among other things: (i) an annual base salary, subject to annual review, (ii) eligibility to participate in the Company’s bonus plan, and (iii) award options to purchase shares of our common stock at an exercise price equal to the fair market value on the grant date. In the event Dr. Schultz’s employment terminates, any options exercised prior to vesting will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Dr. Schultz’s employment is terminated without cause (as defined in the employment offer letter) or if she resigns for good reason (as defined in the employment offer letter), we will pay Dr. Schultz severance equal to (i) six months of base salary and (ii) continuation in our medical and dental insurance plans for six months.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on such review and discussion, the compensation committee recommended to the Board that it be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors on April 2, 2013:

Gordon E. Nye (Chair)

Brian H. Dovey

Robert Thomas

2012 Summary Compensation Table

The following table presents the compensation provided during 2012 to our principal executive officer, our principal financial officer, and our three other most highly compensated persons serving as our executive officers as of December 31, 2012. We refer to these executive officers as our “named executive officers.”

Name & Principal Position	Year	Salary	Bonus			Stock Awards (4)	Option Awards (4)		Non-Equity Incentive Plan Comp	All Other Comp		Total Compen- sation
Robert B. Stockman(1) Chief Executive Officer	2012 2011 2010	$343,077 325,000 131,250	$	— 30,000 —		— — —	$	— — 4,695,000	$126,000 — —	$30,169 55,345 5,718	(5) (5) (5)	$499,246 410,345 4,831,968
Katrina L. Thompson Chief Financial Officer and Corporate Secretary	2012 2011 2010	250,103 230,000 169,712		— 35,000 172,000	(3)	$95,700 — —		282,230 — 1,189,400	99,500 — —	2,500 2,300 1,697	(6) (6) (6)	730,033 237,300 1,532,809
Jeffrey A. Anderson(2) Vice President, Clinical and Regulatory Affairs	2012 2011 2010	248,224 201,923 —		— 25,000 —		— — —		208,750 417,500 —	70,000 — —	5,212 3,384 —	(7) (7)	532,186 647,807 —
Donald K. Brandom, Ph.D. Vice President, Product Development	2012 2011 2010	235,769 223,077 207,692		— 30,000 —		— — —		275,550 626,300 —	62,000 — —	— — —		573,319 879,377 207,692
Robert K. Schultz, Ph.D. President and Chief Operating Officer	2012 2011 2010	310,897 290,000 201,779		— 40,000 140,500	(3)	95,700 — —		282,230 — 1,345,900	96,000 — —	5,230 3,815 2,018	(8) (8) (8)	790,057 333,815 1,690,197

(1)	Mr. Stockman was appointed our principal executive officer in August 2010.
(2)	Mr. Anderson was employed as our Vice President in February 2011.
(3)	The base salaries of Dr. Schultz and Ms. Thompson were reduced by 85% and 50%, respectively, from January 2010 until June 2010. Bonus amounts represent payments made in July 2010 as compensation for the salary reduction. Ms. Thompson’s amount also includes a $115,000 non-recurring discretionary bonus awarded for her efforts in connection with our IPO in 2010.
(4)	Amounts do not reflect compensation received by our named executive officers. Rather, the amounts represent the aggregate grant date fair value of restricted stock and option awards. Restricted stock value is determined by multiplying the ASX closing market price of our CDIs on the date of award, as converted to shares and U.S. dollars, by the number of shares awarded. The fair value of stock options is determined using the Black-Scholes option model. For the assumptions used in our valuations, see “Note 7 – Stock Based Compensation” of our notes to consolidated financial statements in the Form 10-K for the year ended December 31, 2012, as filed with the SEC.
(5)	Consists of 401(k) matching contributions of $939, $816, and $281 for 2012, 2011, and 2010, respectively; phone allowance of $2,730 in 2012 and $1,365 in 2011; and, commuting and living expense reimbursements of $26,500, $53,164, and $5,347 in 2012, 2011, and 2010, respectively. For additional information regarding the commuting and living expense reimbursement, see “Employment Agreements – Robert B. Stockman” above.
(6)	Consists of 401(k) matching contributions.
(7)	Consists of 401(k) matching contributions of $2,492, and $2,019 and phone allowances of $2,730 and $1,365 for 2012 and 2011, respectively.
(8)	Consists of 401(k) matching contributions of $2,500, $2,450, and $2,018 for k2012, 2011, and 2010, respectively, and, phone allowances of $2,730 and $1,365 for 2012 and 2011, respectively.

Grants of Plan-Based Awards in 2012

The following table describes the grants of plan-based awards made to our named executive officers in 2012:

Name	Award Type	Grant Date	Estimated Future Payouts under Non- Equity Incentive Plan Awards Target (1)	All Other Stock Awards: Number of Shares of Common Stock (2)	All Other Option Awards: Number of Securities Underlying Option (3)	Exercise Price of Option Award		Grant Date Fair Value of Stock and Option Awards (4)
Robert B. Stockman Chief Executive Officer	Cash Bonus	—	$210,000	—	—		—	—
Katrina L. Thompson Chief Financial Office and Corporate Secretary	Restricted Stock Stock Options Cash Bonus	7/17/12 7/17/12 —	— — 117,000	16,500 — —	— 84,500 —	$	— 5.80 —	$95,700 282,230 —
Jeffrey A. Anderson Vice President, Clinical and Regulatory Affairs	Stock Options Cash Bonus	7/17/12 —	— 87,500	— —	62,500 —		5.80 —	208,750 —
Donald K. Brandom, Ph.D. Vice President, Product Development	Stock Options Cash Bonus	7/17/12 —	— 82,600	— —	82,500 —		5.80 —	275,550 —
Robert K. Schultz, Ph.D. President and Chief Operating Officer	Restricted Stock Stock Options Cash Bonus	7/17/12 7/17/12 —	— — 160,000	16,500 — —	— 84,500 —	$	— 5.80 —	$95,700 282,230 —

(1)	The Target annual cash bonus awards are granted under our bonus program and are based on 2012 pre-established Company and individual performance goals for the named executive officers. For a discussion of this plan and the achievement of the performance criteria, see our Compensation Discussion and Analysis section above. Actual amounts paid for 2012 are listed in the Summary Compensation table above.
(2)	Restricted stock is awarded under our 2010 Equity Incentive Plan; it vests in four equal installments beginning on the first anniversary of the date of award.
(3)	Stock options are granted under our 2010 Equity Incentive Plan; they vests over four years with 25% vesting on the first anniversary of the grant and the remaining 75% vesting in equal monthly installments over the subsequent 36-month period.
(4)	The fair value of restricted stock and stock options disclosed herein is equal to the aggregate fair value on the date of grant or award, based on the ASX closing market price of our CDIs on the date of grant or award, as converted to shares and U.S. dollars and is determined using the Black-Scholes option model. For the assumptions used in our valuations, see “Note 7 – Stock Based Compensation” of our notes to consolidated financial statements in the Form 10-K for the year ended December 31, 2012, as filed with the SEC.

Outstanding Equity Awards at December 31, 2012

The following comprises outstanding equity awards held by our named executive officers at December 31, 2012:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1)		Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares of Stock that have not Vested		Market Value of Shares of Stock that have not Vested
Robert B. Stockman Chief Executive Officer	750,000	(2)	$11.00	10/21/20	—		—
Katrina L. Thompson Chief Financial Officer Corporate Secretary	20,000 20,000 75,000 190,000 84,500	(3) (3) (4) (5) (8)	$1.00 1.25 1.40 11.00 5.80	10/22/14 7/13/15 11/20/18 10/21/20 7/17/22	16,500	(9)	$90,750	(10)
Jeffrey A. Anderson Vice President Clinical and Regulatory Affairs	20,000 15,000 50,000 62,500	(3) (3) (7) (8)	$1.00 1.25 13.70 5.80	10/22/14 7/13/15 3/15/21 7/17/22	—		—
Donald K. Brandom, Ph.D. Vice President Product Development	50,000 25,000 50,000 50,000 75,000 82,500	(3) (3) (3) (4) (6) (8)	$0.61 1.00 1.25 1.40 13.70 5.80	1/13/14 10/22/14 7/13/15 11/20/18 3/15/21 7/17/22	—		—
Robert K. Schultz, Ph.D. President and Chief Operating Officer	20,000 20,000 10,000 50,000 60,000 84,500	(3) (3) (3) (4) (6) (8)	$0.61 1.00 1.25 1.40 13.70 5.80	1/13/14 10/22/14 7/13/15 11/20/18 3/15/21 7/17/22	16,500	(9)	$90,750	(10)

(1)	All options are immediately exercisable upon grant and are subject to repurchase by REVA at the exercise price in the event an employee terminates service prior to vesting. There are no securities that are unexercisable.
(2)	Options vest 25% on July 1, 2011 and in equal monthly installments for a period of 36 months thereafter.
(3)	Options were 100% vested as of December 31, 2012.
(4)	Options vest 20% on November 20, 2009 and in four equal installments on each annual anniversary thereafter.
(5)	Options vest 25% on October 21, 2011 and in equal monthly installments for a period of 36 months thereafter.
(6)	Options vest 25% on March 15, 2012 and in equal monthly installments for a period of 36 months thereafter.
(7)	Options vest 25% on February 22, 2012 and in equal monthly installments for a period of 36 months thereafter.
(8)	Options vest 25% on July 17, 2013 and in equal monthly installments for a period of 36 months thereafter.
(9)	Awards vest 25% on each annual anniversary date of July 17, 2012.
(10)	The market value is calculated based on the ASX closing price of our CDIs as of December 31, 2012, as converted to shares and U.S. dollars.

2012 Option Exercises and Restricted Stock Vested

During 2012, no shares of restricted stock vested to our named executive officers. The following table sets forth the options exercised during 2012 for each of our named executive officers:

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Robert B. Stockman, Chief Executive Officer	—	—
Katrina L. Thompson, Chief Financial Officer and Corporate Secretary	—	—
Jeffrey A. Anderson, Vice President, Clinical and Regulatory Affairs	10,000 10,000	$46,000 48,600
Donald K. Brandom, Ph.D., Vice President, Product Development	10,000	50,800
Robert K. Schultz, Ph.D., President and Chief Operating Officer	—	—

(1)	Value realized is calculated as the difference between the ASX closing market price of our common stock on the date of exercise, as converted to shares and U.S. dollars, and the exercise price of the options.

Potential Payments upon Termination or Change in Control

The table below describes the potential payments or benefits to our named executive officers under the arrangements discussed above, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2012 termination date. Please see the employment offer letters described above in “Employment Agreements” for additional information.

Name	Base Salary	Health Insurance	Stock Option Vesting (1)(2)	Total
Robert B. Stockman, Chief Executive Officer Termination Without Cause Termination for Good Reason Termination after Change of Control	$175,000 — —	$9,549 — —	— — (3)	$184,549 — —
Katrina L. Thompson, Chief Financial Officer and Secretary Termination Without Cause Termination for Good Reason Termination after Change of Control	130,000 130,000 —	3,032 3,032 —	— — —	133,032 133,032 —
Jeffrey A. Anderson, Vice President, Clinical and Regulatory Affairs Termination Without Cause Termination for Good Reason Termination after Change of Control	62,500 62,500 —	4,775 4,775 —	— — —	67,275 67,275 —
Donald K. Brandom, Ph.D., Vice President, Product Development Termination Without Cause Termination for Good Reason Termination after Change of Control	— — —	— — —	— — —	— — —
Robert K. Schultz, Ph.D., President and Chief Operating Officer Termination Without Cause Termination for Good Reason Termination after Change of Control	160,000 160,000 —	9,549 9,549 —	— — —	169,549 169,549 —

(1)	Represents the value of shares of common stock subject to options which would accelerate upon a termination of the executive’s employment. The amount indicated in the table is calculated as the spread value of the options subject to accelerated vesting on December 31, 2012, but assuming a price per share of $5.50, calculated based on the closing price of REVA’s common stock traded in the form of CDIs on the ASX.

(2)	Requires a change of control plus a qualifying termination of employment before vesting of options would be accelerated

(3)	Terms of Mr. Stockman’s employment offer letter provide for the immediate vesting of all his outstanding stock options upon a termination within one year following a change of control. As of December 31, 2012, a total of 296,875 shares remained subject to accelerated vesting. The exercise price of these options exceeded the market value of the underlying shares on December 31, 2012 and, therefore, no value is attributable to the potential acceleration of vesting at that date.

Non-Employee Director Compensation

The following table presents compensation to our non-employee directors for 2012. Employee directors do not receive compensation for their services as directors.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Brian H. Dovey	$35,000	$47,125	$82,125
Anne Keating	40,000	47,125	87,125
Gordon E. Nye	40,000	47,125	87,125
James J. Schiro	35,000	47,125	82,125
Robert Thomas	40,000	47,125	87,125

(1)	Amounts do not reflect compensation received by our directors. Rather, the amounts represent the aggregate grant date fair value of option awards. The fair value is determined using the Black-Scholes option model. For the assumptions used in our valuations, see “Note 7 – Stock Based Compensation” of our notes to consolidated financial statements in the Form 10-K for the year ended December 31, 2012, as filed with the SEC.

In October 2010, our Board adopted our non-employee director compensation policy, pursuant to which non-employee directors will be compensated for their services on our Board. Pursuant to the policy:

•	each non-employee director will receive an annual fee of $35,000 payable as cash compensation for the director’s service during the year; and,

•	the Chair of each committee will receive an additional annual fee of $5,000 as cash compensation for the Chair’s service during the year.

The fees payable pursuant to the non-employee director compensation policy are payable quarterly within thirty days of the beginning of each quarter. In addition, under the policy each director may receive an annual grant of options to purchase shares of our common stock at the discretion of the Board. Any such grant will be subject to stockholders’ approval in accordance with ASX Listing Rules. Any option grants to directors will be immediately exercisable, will have an exercise price per share determined at the fair market value on the date of grant, and will vest over four years, with 25 percent of options vesting one year from the date of the grant, and 75 percent of options vesting in equal monthly installments over the subsequent 36-month period. Any options exercised prior to vesting will be subject to a repurchase right by us until fully vested at the lesser of cost or fair market value. Each director is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending Board meetings and any committee meetings on which he or she serves as a committee member.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will be asked to elect two directors nominated for election as Class III directors. Our Board of Directors currently consists of six members and is divided into three classes, each comprised of two directors. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified. On January 14, 2013, the Board unanimously nominated James J. Schiro and Robert B. Stockman, the two current Class III directors whose terms expire at the Annual Meeting, for re-election as directors.

If elected, the two directors nominated for election as Class III directors will serve until the Company’s annual meeting of stockholders in 2016, and in each case until his successor is elected and qualified, or until his earlier resignation or removal. Both of the nominees have indicated their willingness to serve if elected, but if either should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as REVA may designate, unless a contrary instruction is indicated in the proxy.

Vote Required for Approval

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the director nominees receiving the highest number of “FOR” votes will be elected as Class III directors. Abstentions and broker non-votes are not counted as votes cast with respect to that director, and will have no direct effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending December 31, 2013. We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent auditor because we value our stockholders’ views on the Company’s independent auditor even though the ratification is not required by our bylaws or otherwise. If our stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain Ernst & Young LLP as our independent auditor or whether to consider the appointment of a different firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2013.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required for Approval

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE RATIFICATION OF OUR APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

THE FISCAL YEAR ENDING DECEMBER 31, 2013.

PROPOSALS 3 THROUGH 7 — APPROVAL OF THE GRANT OF STOCK OPTIONS TO NON-EXECUTIVE DIRECTORS OF THE COMPANY UNDER THE 2010 EQUITY INCENTIVE PLAN

Introduction

On January 14, 2013, our Board of Directors, upon the recommendation of the compensation committee, approved the grant of an aggregate 75,000 options to purchase 75,000 shares of our common stock (the “Options”) under the REVA Medical, Inc. 2010 Equity Incentive Plan (the “Plan”) in the amounts of 15,000 Options to each of Brian H. Dovey, Anne Keating, Gordon E. Nye, James J. Schiro, and Robert Thomas (the “Non-Executive Directors”), subject to obtaining stockholder approval for each grant at the 2013 Annual Meeting as required by the ASX Listing Rules.

The market value of the shares issuable on exercise of the Options proposed to be granted to each of the Non-Executive Directors is in aggregate $408,000 based upon the closing price of our CDIs on the ASX on April 2, 2013 (Australian Eastern Daylight Time).

As of April 2, 2013, the Company had a total of 2,956,334 options reserved for issuance for employees and non-executive directors. Proposals 3 through 7 recommend the issuance of the Options to the non-executive directors that constitute approximately 2.5 percent of the total number of stock options reserved for issuance.

Approvals

Our CHESS Depositary Interests, or CDIs, each representing one-tenth of a share of our common stock, are listed on the Australian Securities Exchange (the “ASX”). ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of the Options to each of the Non-Executive Directors of the Company as described below.

Principal Terms of the Options

If Proposals 3 through 7 (inclusive) are approved by stockholders, the Options will be issued to the Non-Executive Directors as soon as practicable after the Annual Meeting and, in any case, no later than three years after the Annual Meeting. The Options to be issued to each of the Non-Executive Directors will be issued on the following terms and conditions:

(a)	Grant Price: There is no consideration payable for the grant of the Options.

(b)	Exercise Price: The exercise price of the Options will be equal to the closing price of the Company’s CDIs on the ASX on the date of grant of the Options. The Options are immediately exercisable.

(c)	Vesting Conditions: The Options are scheduled to vest over four years, with 25 percent of the Options vesting one year from the date of the grant, and 75 percent of the Options vesting in equal monthly installments over the subsequent 36-month period. Any shares issued as a result of Option exercises prior to vesting will be subject to a repurchase right by the Company until fully vested at the lesser of cost or fair market value. There are no performance conditions or other requirements attaching to the Options other than the requirement that the Non-Executive Director to whom they are granted continue to be a director of the Company at each relevant vesting date.

(d)	Lapsing of Options: The Options will lapse in circumstances where:

(i)	the Options have been exercised and settled;

(ii)	the Non-Executive Director ceases to be a director of the Company;

(iii)	there has been a change in control event (as defined in the Plan), in which event vesting and settlement of the Options will occur; or,

(iv)	the Options have not been exercised by the tenth anniversary of the date of grant.

As required by ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposals 3 through 7.

The maximum aggregate number of Options that may be granted by the Company under Proposals 3 through 7 is 75,000 Options, comprising:

•	15,000 Options to Brian H. Dovey;

•	15,000 Options to Anne Keating;

•	15,000 Options to Gordon E. Nye;

•	15,000 Options to James J. Schiro; and,

•	15,000 Options to Robert Thomas.

Upon exercise, each Option will entitle the relevant Non-Executive Director to receive one share of REVA’s common stock. No loan will be made by the Company to any of the Non-Executive Directors in connection with the acquisition or exercise of any of the Options or the underlying shares of common stock.

Our directors received the following securities under ASX Listing Rule 10.14 at the 2012 Annual Meeting of stockholders following approval by our stockholders; the directors did not received options or any other equity awards subsequently:

•	Mr. Dovey was issued 12,500 options to purchase 12,500 shares of common stock under the 2010 Plan on 21 May 2012 (Australian time) for nil consideration;

•	Ms. Keating was issued 12,500 options to purchase 12,500 shares of common stock under the 2010 Plan on 21 May 2012 (Australian time) for nil consideration;

•	Mr. Nye was issued 12,500 options to purchase 12,500 shares of common stock under the 2010 Plan on 21 May 2012 (Australian time) for nil consideration;

•	Mr. Schiro was issued 12,500 options to purchase 12,500 shares of common stock under the 2010 Plan on 21 May 2012 (Australian time) for nil consideration; and

•	Mr. Thomas was issued 12,500 options to purchase 12,500 shares of common stock under the 2010 Plan on 21 May 2012 (Australian time) for nil consideration.

All directors, being Brian H. Dovey, Anne Keating, Gordon E. Nye, James J. Schiro, Robert B. Stockman, and Robert Thomas, are entitled to participate in the Plan. Details of any securities issued under the Plan will be published in the Company’s Annual Report relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.

Any additional persons who become entitled to participate in the Plan after approval of Proposals 3 through 7 and who are not named in this Proxy Statement will not participate until approval is obtained under ASX Listing Rule 10.14.

Voting Exclusion Statement

The Company will disregard any votes cast on Proposals 3 through 7 by the directors of REVA Medical, Inc. or any associate of the directors of REVA Medical, Inc. However, the Company need not disregard a vote if:

•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or,

•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.

Vote Required and Board of Directors Recommendation

Approval of Proposals 3 through 7 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and voting on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS (EXCLUDING BRIAN H. DOVEY (with respect to Proposal No. 3 only), ANNE KEATING (with respect to Proposal No. 4 only), GORDON E. NYE (with respect to

Proposal No. 5 only), JAMES J. SCHIRO (with respect to Proposal No. 6 only), AND ROBERT

THOMAS (with respect to Proposal No. 7 only) WHO DO NOT MAKE A RECOMMENDATION

WITH RESPECT TO THE PROPOSAL IN BRACKETS AFTER THEIR NAME DUE TO THEIR

PERSONAL INTEREST IN THAT PROPOSAL) RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE APPROVAL OF PROPOSALS 3 THROUGH 7 (INCLUSIVE).

PROPOSALS 8 AND 9 — APPROVAL OF THE GRANT OF STOCK OPTIONS AND RESTRICTED

STOCK TO ROBERT B. STOCKMAN UNDER THE 2010 EQUITY INCENTIVE PLAN

Introduction

On January 14, 2013, our Board of Directors, upon the recommendation of the compensation committee, approved the grant of 150,000 options to purchase 150,000 shares of our common stock (the “Options”) and the award of 47,500 shares of restricted common stock (the “Restricted Stock”), both under the REVA Medical, Inc. 2010 Equity Incentive Plan (the “Plan”), to Robert B. Stockman, our Chairman and Chief Executive Officer, subject to obtaining stockholder approval for the grant and the award at the 2013 Annual Meeting as required by the ASX Listing Rules.

The market value of the shares issuable on exercise of the Options proposed to be granted to Mr. Stockman is estimated to be $750,000 and the value of the Restricted Stock proposed to be awarded to Mr. Stockman is $237,500, which totals $987,500 based upon the closing price of our CDIs on the ASX on April 2, 2013 (Australian Eastern Daylight Time).

As of April 2, 2013, the Company had a total of 2,956,334 options and restricted stock reserved for issuance for employees and non-executive directors. Proposals 8 and 9 recommend the issuance of the Options and the Restricted Stock to an executive director that constitute approximately 6.7 percent of the total number of stock options and restricted stock reserved for issuance.

Approvals

Our CHESS Depositary Interests, or CDIs, each representing one-tenth of a share of our common stock, are listed on the Australian Securities Exchange (the “ASX”). ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of the Options and the Restricted Stock to Mr. Robert B. Stockman, our Chairman and Chief Executive Officer.

If Proposals 8 and 9 are approved by stockholders, the Options and Restricted Stock will be issued to Mr. Stockman as soon as practicable after the Annual Meeting and, in any case, no later than three years after the Annual Meeting.

Principal Terms of the Options

The Options to be granted to Mr. Stockman will be issued on the following terms and conditions:

(a)	Grant Price: There is no consideration payable for the grant of the Options.

(b)	Exercise Price: The exercise price of the Options will be equal to the closing price of the Company’s CDIs on the ASX on the date of grant of the Options. The Options are immediately exercisable. Upon exercise, each option will entitle Mr. Stockman to receive one share of REVA’s common stock.

(c)	Vesting Conditions: The Options are scheduled to vest over four years, with 25 percent vesting one year from the date of grant, and 75 percent vesting in equal monthly installments over the subsequent 36-month period. Any shares issued as a result of Option exercises prior to vesting will be subject to a repurchase right by the Company until fully vested at the lesser of cost or fair market value. There are no performance conditions or other requirements attaching to the Options other than the requirement that Mr. Stockman continue to be an employee or director of the Company at each relevant vesting date.

(d)	Lapsing of Options: The Options will lapse in circumstances where:

(i)	the Options have been exercised and settled;

(ii)	Mr. Stockman ceases to be an employee or director of the Company;

(iii)	there has been a change in control event (as defined in the Plan), in which event vesting and settlement of the Options will occur; or,

(iv)	the Options have not been exercised by the tenth anniversary of the date of grant.

Principal Terms of the Restricted Stock

The Restricted Stock to be awarded to Mr. Stockman will be issued on the following terms and conditions:

(a)	Issue Price: There is no consideration payable for the award, or upon vesting, of the Restricted Stock.

(b)	Vesting Conditions: The Restricted Stock is scheduled to vest over four years, with 25 percent vesting on each annual anniversary of the date of award. There are no performance conditions or other requirements attaching to the Restricted Stock other than the requirement that Mr. Stockman continue to be an employee or director of the Company at each relevant vesting date.

(c)	Restrictions on Transfer of Restricted Stock: Prior to vesting, the Restricted Stock may not be transferred, sold, exchanged, assigned, encumbered, or subjected to garnishment by Mr. Stockman, or Mr. Stockman’s beneficiaries, except a transfer by will or the laws of descent and distribution.

(d)	Forfeit of Restricted Stock: The Restricted Stock will be forfeited to the Company in circumstances where:

(i)	Mr. Stockman ceases to be an employee or director of the Company; or

(ii)	there has been a change in control event (as defined in the Plan), in which event vesting and settlement of the Restricted Stock will occur.

As required by ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposals 8 and 9.

The maximum number of Options that may be granted by the Company under Proposal 8 to Mr. Stockman is 150,000 Options and the maximum number or restricted shares of common stock that may be awarded under Proposal 9 to Mr. Stockman is 47,500 shares.

No loan will be made by the Company to Mr. Stockman in connection with the acquisition or exercise of any of the Options or the underlying shares of common stock. Mr. Stockman has not been granted stock options, restricted stock, or any other form of equity compensation since October 2010.

Details of those directors who have received securities since the last approval under ASX Listing Rule 10.14 are set out in Proposals 3 through 7 of this Proxy Statement.

All employees and directors, including Mr. Stockman, are entitled to participate in the Plan. Details of any securities issued under the Plan will be published in the Company’s Annual Report relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.

Any additional persons who become entitled to participate in the Plan after approval of Proposals 8 and 9 and who are not named in this Proxy Statement will not participate until approval is obtained under ASX Listing Rule 10.14.

Voting Exclusion Statement

The Company will disregard any votes cast on Proposals 8 and 9 by the directors of REVA Medical, Inc. or any associate or of the directors of REVA Medical, Inc. However, the Company need not disregard a vote if:

•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or,

•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.

Vote Required and Board of Directors Recommendation

Approval of Proposals 8 and 9 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and voting on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS (EXCLUDING ROBERT B. STOCKMAN WHO DOES

NOT MAKE A RECOMMENDATION WITH RESPECT TO THE PROPOSALS DUE TO

HIS PERSONAL INTEREST IN THE PROPOSALS) RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSALS 8 AND 9.

PROPOSAL 10 — APPROVAL OF THE ISSUANCE OF SECURITIES OF UP TO 10%

OF THE ISSUED CAPITAL OF THE COMPANY

Introduction

We are a U.S. public reporting company listed on ASX and, therefore, are required to comply with the U.S. federal securities laws and the ASX Listing Rules. We are seeking stockholder approval for the potential issuance of securities in the future solely for purpose of ASX Listing Rules, as further described below.

ASX Listing Rule 7.1 allows a company to issue a maximum of 15 percent of its issued capital in any 12-month period without obtaining stockholder approval. In accordance with the new ASX Listing Rule 7.1A, eligible companies can issue a further 10 percent of their issued capital over a 12-month period (the “Placement Securities”) without obtaining stockholder approval for the individual issues, provided that stockholder approval is obtained at the company’s annual meeting (and the company is an “eligible entity” at the time of the annual meeting). The Company is an “eligible entity” as of the date of this Proxy Statement.

Under ASX Listing Rule 7.1A, the Placement Securities must be in the same class as an existing quoted class of equity securities of the Company. As of the date of this Proxy Statement, the Company has only one quoted class of equity securities on issue, namely CDIs (and the shares of common stock underlying those CDIs).

The purpose of this Proposal 10 is to provide us with flexibility to meet future business and financial needs. We believe that it is advantageous for us to have the ability to act promptly with respect to potential opportunities and that approval of the issuance of the Placement Securities is desirable in order to have the securities available, as needed, for possible future financing transactions, strategic transactions, or other general corporate purposes that are determined by our board to be in the Company’s best interests.

Approval of this Proposal 10 would enable us to issue shares of common stock or CDIs without the expense and delay of holding a stockholders’ meeting, except as may be required by applicable law or regulations. The cost, prior notice requirements, and delay involved in obtaining stockholder approval at the time a corporate action may become necessary could eliminate the opportunity to effect the action or reduce the expected benefits.

If approved, subject to the limitations described below with respect to the additional 10 percent placement capacity, we will generally be permitted to issue up to 25 percent of our issued and outstanding capital without any further stockholder approval, unless such stockholder approval is required by applicable law, the rules of ASX, or the rules or another stock exchange on which our securities may be listed. Currently, we have no definitive plans, understandings, agreements, or arrangements to issue securities for any purpose, other than stock options and restricted stock under our 2010 Equity Incentive Plan. We believe that the adoption of this Proposal 10 will enable us to promptly and appropriately respond to business opportunities or to raise additional equity capital. Our board of directors will determine the terms of any issuance of securities in the future.

The Company is seeking stockholder approval to have the ability to issue Placement Securities under ASX Listing Rule 7.1A. The exact number of Placement Securities that may be issued by the Company under ASX Listing Rule 7.1A will be determined in accordance with the formula prescribed in ASX Listing Rule 7.1A.2, as follows:

(A × D) - E

A =	Number of fully paid ordinary securities on issue 12 months before the date of issue or agreement:

•	plus the number of fully paid ordinary securities issued during the 12 months under an exception in ASX Listing Rule 7.2;

•	plus the number of partly paid ordinary securities that became fully paid during the 12 months;

•	plus the number of fully paid ordinary securities issued during the 12 months with stockholder approval under ASX Listing Rules 7.1 and 7.4; and,

•	less the number of fully paid ordinary securities cancelled during the 12 months.

D =	10%

E =	Number of equity securities issued or agreed to be issued under Listing Rule 7.1A.2 in the 12 months before the date of issue or agreement to issue that are not issued with stockholder approval under ASX Listing Rules 7.1 or 7.4.

If passed, Proposal 10 will allow our board of directors to issue up to an additional 10 percent of the Company’s issued capital during the 12-month period following the date of the annual meeting without requiring further stockholder approval. This is in addition to the 15 percent annual placement capacity provided in ASX Listing Rule 7.1.

As of the date of this Proxy Statement, the Company has no specific plans to issue Placement Securities under ASX Listing Rule 7.1A.

As required by ASX Listing Rule 7.3A, the following information is provided in relation to this Proposal 10:

(a)	ASX Listing Rule 7.3A.1 – The minimum price at which Placement Securities may be issued pursuant to the ASX Listing Rule 7.1A approval will be no less than 75% of the volume weighted average price of the Company’s CDIs calculated over the 15 trading days on which trades in that class were recorded immediately before:

•	the date on which the issue price of the Placement Securities is agreed; or

•	if Placement Securities are not issued within 5 trading days of the date on which the issue price is agreed, the date on which Placement Securities are issued.

In accordance with ASX listing rules, if the Placement Securities are issued for non-cash consideration, the Company will provide a valuation to the market that demonstrates the non-cash consideration issue price of the Placement Securities complies with ASX Listing Rule 7.3A.

(b)	ASX Listing Rule 7.3A.2 – If stockholders approve Proposal 10 and the Company issues Placement Securities under ASX Listing Rule 7.1A, the existing stockholders of the Company face the risk of economic and voting dilution as a result of the issue of Placement Securities, to the extent that such Placement Securities are issued, including the risk that:

•	the market price for Placement Securities may be significantly lower on the issue date than on the date of the approval under ASX Listing Rule 7.1A; and

•	Placement Securities may be issued at a price that is at a discount to the market price for those securities on the issue date.

The following table describes the potential dilution to existing stockholders on the basis of three different issue prices and values for variable ‘A’ in the formula in ASX Listing Rule 7.1A.2. The prices and values set out in the table are examples only and include scenarios prescribed by the ASX Listing Rules. Accordingly, they provide no indication of the actual market price of the Company’s CDIs or the price at which issues of Placement Securities under ASX Listing Rule 7.1A will be made (assuming Proposal 10 is approved by stockholders).

Variable ‘A’ in Listing Rule 7.1A.2		Dilution
		Issue price of A$0.26 (50% of the current market price of the Company’s CDIs)	Issue price of A$0.52 (current price of the Company’s CDIs)	Issue price of A$1.04 (100% increase in the market price of the Company’s CDIs)
330,979,530 CDIs (6)	10% Voting Dilution	33,097,953 CDIs	33,097,953 CDIs	33,097,953 CDIs
(current variable ‘A’)	Funds raised	A$8,605,468	A$17,210,936	A$34,421,871
496,469,295 CDIs (6)	10% Voting Dilution	49,646,930 CDIs	49,646,930 CDIs	49,646,930 CDIs
(50% increase in variable ‘A’)	Funds raised	A$12,908,202	A$25,816,403	A$51,632,807
661,959,060 CDIs (6)	10% Voting Dilution	66,195,906 CDIs	66,195,906 CDIs	66,195,906 CDIs
(100% increase in variable ‘A’)	Funds raised	A$17,210,936	A$34,421,871	A$68,843,742

The above table has been prepared based on the following assumptions:

(1)	The Company issues (as CDIs) the maximum number of Placement Securities available under the 10% placement capacity prescribed by ASX Listing Rule 7.1A.
(2)	No options are exercised before the date of issue of Placement Securities under ASX Listing Rule 7.1A.
(3)	The 10% voting dilution reflects the aggregate percentage dilution against the issued share capital at the time of issue. This is why the voting dilution is shown in each example as 10%.
(4)	The table shows only the effect of issues of Placement Securities under ASX Listing Rule 7.1A, not under the Company’s 15% placement capacity under ASX Listing Rule 7.1.
(5)	The issue price of A$0.52 is the closing price of the Company’s CDIs on ASX on April 2, 2013.
(6)	Assuming all shares of common stock are held as CDIs.

(c)	ASX Listing Rule 7.3A.3 – The date Placement Securities must be issued by (assuming Proposal 10 is approved by stockholders) is the date that is 12 months after the date of the Company’s 2013 annual general meeting (i.e., May 29, 2014) unless the Company approves a transaction under ASX Listing Rule 11.1.2 (a significant change to the nature or scale of the Company’s activities) or ASX Listing Rule 11.2 (disposal of the Company’s main undertaking), in which case the ASX Listing Rule 7.1A approval under Proposal 10 will fall away on the date of Stockholder approval for the relevant transaction.

(d)	ASX Listing Rule 7.3A.4 – The Placement Securities will be issued for the purpose of funding the Company’s operations, including research and development, preclinical and clinical studies, commercial process development, and sales and marketing related to commercialization.

(e)	ASX Listing Rule 7.3A.5 – The Company’s allocation policy for issues of Placement Securities pursuant to approval under this Proposal 10 will depend on prevailing market conditions and the Company’s circumstances at the time of any proposed issue. The form and timing of any issue of Placement Securities under ASX Listing Rule 7.1A and the identity of the allottees of Placement Securities will be determined on a case by case basis having regard to any one or more of the following:

•	the methods of raising funds available to the Company including, but not limited to, rights issues or other issues in which existing stockholders of the Company can participate;

•	the effect of the issue of Placement Securities on the control of the Company;

•	the financial situation of the Company; and,

•	advice from any one or more of the Company’s professional advisers.

Allottees for the purposes of the issue of Placement Securities under ASX Listing Rule 7.1A have not been determined as at the date of this Proxy Statement but may include existing substantial stockholders and/or new stockholders who are not related parties or associates of a related party of the Company. In addition, if the Company is successful in acquiring new assets or investments, it is possible that allottees for the purpose of the issue of Placement Securities under ASX Listing Rule 7.1A will be or include vendors of the new assets or investments.

As of the date of this Proxy Statement, the Company has not formed an intention as to the parties which it may approach to participate in an issue of Placement Securities under ASX Listing Rule 7.1A including whether such an issue would be made to existing stockholders or to new investors.

(f)	ASX Listing Rule 7.3A.6 – The Company has not previously obtained stockholder approval under ASX Listing Rule 7.1A.

Voting Exclusion Statement

The Company will disregard any votes cast in respect of Proposal 10 by a person who may participate in the proposed issue of any Placement Securities and a person who might obtain a benefit, except a benefit solely in the capacity of a holder of shares, if Proposal 10 is passed, and any associates of those persons. However, the Company need not disregard a vote if:

•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or,

•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.

As at the date of this Proxy Statement, the Company has no specific plans to issue Placement Securities under ASX Listing Rule 7.1A and therefore it is not known who, if any, may participate in a potential issue of Placement Securities, if any, under ASX Listing Rule 7.1A. Accordingly, as at the date of this Proxy Statement, the Company is not aware of any person who would be excluded from voting on this Proposal 10.

Vote required and Board of Directors Recommendation

Under ASX Listing Rule 7.1A, Proposal 10 is required to be passed as a special resolution for the purposes of the ASX Listing Rules, which means that it must be approved by at least 75 percent of the votes cast by stockholders entitled to vote on Proposal 10.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE ISSUANCE OF SECURITIES

OF UP TO 10% OF THE ISSUED CAPITAL OF THE COMPANY.

PROPOSAL 11 — APPROVAL OF THE ISSUANCE AND TRANSFER OF SECURITIES

UNDER THE 2010 EQUITY INCENTIVE PLAN

Introduction

ASX Listing Rule 7.1 provides that stockholders approval is required for an issue of equity securities if the securities will, when aggregated with all other securities issued by the Company during the previous 12 months, exceed 15 percent of the number of securities on issue at the commencement of that 12-month period.

ASX Listing Rule 7.2 (Exception 9) sets out an exception to ASX Listing Rule 7.1, with the exception being that issues under an employee incentive scheme are exempt for a period of three years if stockholders approve the issue of securities under the scheme for the purposes of this exception.

Accordingly, Proposal 11 seeks approval from our stockholders for the issuance and transfer of securities under our 2010 Equity Incentive Plan (the “Plan”). A complete copy of the Plan is filed with the SEC and is also available on our website.

Approval of this Proposal 11 will mean that for the period of three years following the date of this Annual General Meeting of stockholders, any issues or transfers of securities made under the Plan will be excluded from the calculation of the Company’s 15 percent issue capacity under ASX Listing Rule 7.1 and, to the extent applicable, from the Company’s additional 10 percent placement capacity under ASX Listing Rule 7.1A (assuming Proposal 10 is approved by stockholders).

The Board last sought and obtained approval from its stockholders to adopt the Plan in October 2010. A summary of the key provisions of the Plan was also included in the prospectus prepared by the Company in 2010 in connection with its initial public offering and listing on ASX. The Plan provides for the issuance of equity in the form of stock, options, and other awards to our employees, non-executive directors, and consultants. We utilize a compensation philosophy that combines cash-based and equity-based compensation to motivate and reward employees, directors, and consultants. Our Board and compensation committee believe that attracting and retaining board members, key employees, and consultants of high quality has been, and will continue to be, essential to our growth and success particularly at our current stage of development as we conduct clinical studies and prepare for commercialization. Consistent with this view, we are asking our stockholders at this annual meeting to re-approve our Plan for purposes of ASX Listing Rule 7.2 (Exception 9) so that we may continue to offer a compensation program that will attract, retain, motivate, and reward the experienced, highly qualified, and performance-based directors, employees, and consultants who will contribute to our success and align their and the Company’s interests with those of our stockholders through our ability to grant a variety of equity-based awards.

Principal Provisions of the Plan

The Plan was established with an initial 2,628,838 shares of common stock reserved for issuance. The Plan provides for annual increases in the number of shares available of up to three percent of our outstanding common stock and, accordingly, 981,615, 984,315, and 993,966 additional shares have been reserved for issuance under the Plan as of January 1, 2011, 2012, and 2013, respectively. As of the date of this Proxy Statement, there are 2,956,334 shares reserved for issuance under the Plan.

The Plan is administered by our compensation committee, which consists of only non-employee directors, who determine the types of awards, number of awards, number of shares subject to each award, and the terms and conditions of the awards. Options, stock appreciation rights, restricted stock, performance-based awards, and other awards may be issued to individuals who are officers, employees, non-employee directors, and consultants of the Company.

Both nonqualified stock options and incentive stock options may be granted under the Plan. The terms of an option grant are forth in an agreement with the option recipient (an “optionee”). The exercise price of an option may not be less than the fair market value of a share of common stock on the date of grant; it must be at least 110 percent of the fair market value in cases where an optionee owns more than 10 percent of the voting power of all classes of our capital stock. Additionally, options grants must specify an option expiration date, which must be within 10 years of the grant date for incentive stock options. Stock options carry no voting rights.

Restricted stock and restricted stock units (“RSUs”) may be awarded under the Plan, with restriction as determined by the compensation committee. There is typically no consideration to the Company for the award of restricted stock or RSUs. The restricted stock or RSUs may not be sold or otherwise transferred until the restrictions are removed or expire. Typical restrictions include vesting conditions that are based on continued employment or performance criteria. Restricted stock may be forfeited for no consideration if the conditions of the restrictions are not met. Stock underlying RSUs will not be issued until the conditions of the restrictions have been satisfied. Holders of restricted stock may have voting rights and may receive dividends; holders of RSUs generally do have not voting rights and do not participate in dividends.

Stock appreciation rights (“SARs”) granted under the Plan provide for payment to a holder of the difference between the price of our common stock and the exercise price of the SAR; our compensation committee may elect to pay SARs in cash, common stock, or a combination of both.

Dividend equivalents represent the value of dividends, if any, paid by us, calculated with reference to the number of shares covered by stock options, SARs, or other awards held by a participant.

Performance bonus awards may be granted by our compensation committee. Generally, these awards will be based on the achievement of specific performance goals that are established by the compensation committee and related to performance criteria on a specified date.

In the event of a change in control, the compensation committee may provide for the accelerated vesting, assumption, continuation, substitution, or a “cash-out” of awards. Our board of directors or our compensation committee may terminate, amend, or modify the Plan; however, stockholder approval of any amendment will be obtained to the extent necessary and desirable to comply with applicable laws, regulations, or stock exchange rules, or for any amendment to the Plan that increases the number of shares available under the Plan. If not terminated earlier, the Plan will terminate on the tenth anniversary of its initial approval by our board, which is July 2020.

The number of securities issued under the Plan since its approval in October 2010 is an aggregate of options to purchase 1,209,500 shares of common stock and 78,000 shares of restricted stock.

Voting Exclusion Statement

The Company will disregard any votes cast in respect of Proposal 11 by the directors of REVA Medical, Inc. or any associate or of the directors of REVA Medical, Inc. However, the Company need not disregard any vote cast by any such persons if:

•	it is cast as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form; or

•	it is cast by a Director who is chairing the meeting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.

Vote Required for Approval

Approval of the Plan requires the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE ISSUE AND TRANSFER OF SECURITIES UNDER THE

2010 EQUITY INCENTIVE PLAN.

PROPOSAL 12 — APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers in accordance with the rules of the SEC. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our named executive officers.

The Say on Pay vote is advisory, and therefore not binding on the compensation committee or the Board. Although the vote is non-binding, the compensation committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs.

We design our executive compensation programs to implement our core objectives of providing competitive pay, pay for performance, and alignment of management’s interests with the interests of long-term stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of how our compensation programs reflect our core objectives.

We believe stockholders should consider the following key aspects of executive compensation with respect to our named executive officers when voting on this proposal:

•	base salaries in fiscal year 2013 increase between 3.0 percent and 3.2 percent from the 2012 salary amounts;

•

in addition to base salaries, the executives have a potential for variable bonuses and equity awards that would comprise a significant percentage of total compensation and are tied to achievement of internal performance targets;

•	the Company grants long-term equity awards that link the interests of our executives with those of our stockholders;

•	our compensation programs were reviewed by the compensation committee and determined not to create inappropriate or excessive risk that is likely to have a material adverse effect on the Company; and,

•	any change-of-control benefits are based on a double-trigger philosophy, i.e., requiring a change-of-control plus a qualifying termination of employment before benefits are paid.

Recommendation

The Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the stockholders of REVA Medical, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information about the beneficial ownership of our common stock (as converted and aggregated for any holdings in the form of CHESS Depositary Interests) as of April 2, 2013 by:

•	each stockholder known to beneficially own five percent or more of our stock (“principal stockholders”);

•	each of our directors;

•	each of our named executive officers; and,

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned and the percentage ownership by a person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 2, 2013 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name, based on information provided to us by such stockholders. Except as otherwise indicated, the address of each stockholder is c/o REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A.

Name and Address of Beneficial Owner	Number of Shares of Common Stock (1)	Percent of Common Stock (1)
Principal Stockholders:
Domain Partners (2)	3,691,188	11.1%
Elliott Associates, L.P. (3)	3,227,031	9.7%
Saints Capital Everest, L.P. (4)	3,223,513	9.7%
Brookside Capital Partners Fund, LP (5)	2,965,022	8.9%
Stephen Feinberg (6)	2,884,426	8.7%
Medtronic, Inc. (7)	2,635,479	7.9%

Directors and Named Executive Officers:
Robert B. Stockman (8)	3,118,889	9.2%
Katrina L. Thompson (9)	501,854	1.5%
Jeffrey A. Anderson (10)	182,500	*
Donald K. Brandom, Ph.D. (11)	357,550	1.1%
Robert K. Schultz, Ph.D. (12)	866,000	2.6%
Brian H. Dovey (13)	3,766,188	11.3%
Anne Keating (14)	96,482	*
Gordon E. Nye (14)	898,531	2.7%
James J. Schiro (14)	84,091	*
Robert Thomas (14)	130,000	*

All directors and executive officers as a group (11 persons)	10,267,085	28.4%

*	Indicates beneficial ownership of less than 1% of our shares of common stock
(1)	Number of shares owned as shown both in this table and the accompanying footnotes and percentage ownership is based on 33,172,203 shares of common stock (which is equivalent to 331,722,030 CDIs) outstanding on April 2, 2013.
(2)	The address of Domain Partners is One Palmer Square, Suite 515, Princeton, NJ 08542. 3,606,002 of the shares of common stock are held directly by Domain Partners V, L.P. and 85,186 of the shares of common stock are held directly by DP V Associates, L.P. One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V Associates L.P. and has voting and dispositive power with respect to the shares. The managing members of One Palmer Square Associates V, L.L.C. consist of James C. Blair, Brian H. Dovey, Jesse I. Treu, and Kathleen K. Schoemaker. Each of these individuals disclaims beneficial ownership except to the extent of their respective pecuniary interest therein.

(3)

The address of Elliott Associates, L.P. is 40 West 57th Street, 30th Floor, New York, NY 10019. Elliott Associates, L.P. has voting and dispositive power with respect to the shares. The general partners of Elliott Associates, L.P. are Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., a Delaware limited partnership (“Capital Advisors”), which is controlled by Singer, and Elliott Special GP, LLC, a Delaware limited liability company (“Special GP”), which is controlled by Singer.

(4)	The address of Saints Capital Everest, L.P. is 475 Sansome Street, Suite 1850, San Francisco, CA 94111. Saints Capital Everest, LLC is the general partner of Saints Capital Everest, L.P. and has voting and dispositive power with respect to the shares. The Managing Members of Saints Capital Everest, LLC consist of Scott Halsted, Ken Sawyer, David Quinlivan, and Ghia Griarte. Each of these individuals disclaims beneficial ownership except to the extent of their respective pecuniary interest therein.
(5)	The address of Brookside Capital Partners Fund, L.P. is John Hancock Tower, 200 Clarendon St., Boston, MA 02116. 2,783,204 of the shares are held directly by Brookside Capital Partners Fund, LP and 181,818 of the shares are held by Brookside Capital Trading Fund L.P. Matt McPherron, the Managing Director of Brookside Capital Partners Fund, LP, has voting and dispositive power with respect to the shares. Mr. McPherron disclaims beneficial ownership except to the extent of his pecuniary interests therein.
(6)	The address for Stephen Feinberg is c/o Cerberus Capital Management, L.P., 299 Park Avenue, New York, NY 10171. Cerberus America Series Two Holdings, LLC holds 26,167 shares of common stock, Cerberus International, Ltd. holds 995,553 shares of common stock, Cerberus Partners, L.P. holds 520,641 shares of common stock, Cerberus Series Four Holdings, LLC holds 1,046,486 shares of common stock, and Gabriel Assets, LLC (collectively with Cerberus America Series Two Holdings, LLC, Cerberus International, Ltd., Cerberus Partners, L.P. and Cerberus Series Four Holdings, LLC, the “Cerberus Entities”) holds 295,579 shares of common stock. Stephen Feinberg, through one or more entities, possesses the sole power to vote and the sole power to direct the disposition of all securities of REVA held by the Cerberus Entities.
(7)	The address of Medtronic, Inc. is 710 Medtronic Parkway, Minneapolis, MN 55432.
(8)	Includes 670,588 shares of common stock held by Group Outcome Investors I, LLC. Two trusts established for the benefit of Mr. Stockman’s children who reside in Mr. Stockman’s household beneficially own the 670,588 shares. Also includes 1,347,070 shares of common stock held by Kenneth Rainin Administrative Trust U/D/T Dated 3/26/1990 and 227,718 shares held by Mr. Stockman’s spouse Lisa Stockman. Mr. Stockman, along with Jennifer Rainin, are co-trustees of the Kenneth Rainin Administrative Trust U/D/T Dated 3/26/1990 and have voting and dispositive power with respect to these shares. Mr. Stockman disclaims beneficial ownership except to the extent of his pecuniary interest therein. Includes options to purchase 750,000 shares that are immediately exercisable.
(9)	Includes options to purchase 414,500 shares that are immediately exercisable.
(10)	Includes options to purchase 182,500 shares that are immediately exercisable.
(11)	Includes options to purchase 337,500 shares that are immediately exercisable.
(12)	Includes options to purchase 714,500 shares that are immediately exercisable.
(13)	Includes 3,606,002 shares of common stock held by Domain Partners V, L.P., 85,186 shares of common stock held by DP V Associates, L.P., and options to purchase 75,000 shares that are immediately exercisable. One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V. Associates L.P. and has voting and dispositive power with respect to the shares. The managing members of One Palmer Square Associates V, L.L.C. consist of James C. Blair, Brian H. Dovey, Jesse I. Treu, and Kathleen K. Schoemaker. Mr. Dovey disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(14)	Includes options to purchase 75,000 shares that are immediately exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of our Company. Officers, directors, and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, we believe that all required reports were timely filed during 2012, except that Jeffrey A. Anderson, Vice President of Clinical and Regulatory affairs, filed late one Form 4 on March 6, 2012 that reported the acquisition of shares of common stock upon the exercise of stock options. This late filing was due to an administrative oversight by the Company.

RELATED PARTY TRANSACTIONS

Policy for Approval of Related Party Transactions

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than five percent of our securities, immediate family members of the foregoing persons, and any other persons whom our Board determines may be considered related parties, has or will have a direct or indirect material interest. If advanced approval is not feasible, the audit committee has the authority to ratify a related party transaction at the next audit committee meeting. For purposes of our audit committee charter, a material interest is deemed to be any consideration received by such a party in excess of $120,000 per year.

In reviewing and approving such transactions, the audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the Chair of the audit committee in respect of any transaction in which the expected amount is less than $250,000. No related party transaction may be entered into prior to the completion of these procedures.

The audit committee or its Chair, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the Chair determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the material terms of the transaction, the nature of the related party’s interest in the transaction, the significance of the transaction to the related party and the nature of our relationship with the related party, the significance of the transaction to us, and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in our best interest. No member of the audit committee may participate in any review, consideration, or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party, except that such member of the audit committee will be required to provide all material information concerning the related party transaction to the audit committee.

Certain transactions with related parties will be subject to stockholder approval in accordance with ASX Listing Rules, including but not limited to, any issuances of securities to related parties.

Related Person Transactions

During our fiscal year ending December 31, 2012, there were no transactions, or currently proposed transactions, in which we were or are to be a participant involving an amount exceeding $120,000, and in which any related person had or will have a direct or indirect material interest, other than the compensation arrangements with directors and executive officers, which are described under the “Executive Compensation” section.

ADDITIONAL INFORMATION

Stockholder Proposals for 2014 Annual Meeting

Stockholders interested in submitting a proposal for consideration at our 2014 Annual Meeting must do so by sending such proposal to our Corporate Secretary at REVA Medical, Inc., 5751 Copley Drive, San Diego, CA 92111, U.S.A. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2014 Annual Meeting is December 20, 2013 (U.S. Pacific Standard Time). Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2014 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before December 20, 2013 (U.S. Pacific Standard Time), and comply with the procedures and requirements set forth in Rule 14a-8 under the

Securities Exchange Act of 1934, as well as the applicable requirements of our amended and restated bylaws. Any stockholder proposal received after December 20, 2013 (U.S. Pacific Standard Time) will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our amended and restated bylaws.

Our amended and restated bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days no more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2014 Annual Meeting, such a proposal must be received by the Company on or after January 29, 2014 (U.S. Pacific Standard Time) but no later than February 28, 2014 (U.S. Pacific Standard Time). If the date of the 2014 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2013 Annual Meeting, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

Householding of Annual Meeting Materials

We have adopted “householding,” a procedure approved by the SEC under which our stockholders who share an address will receive a single copy of the Annual Report and Proxy Statement, or a single notice addressed to those stockholders. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another stockholder and wish to receive a separate copy of the applicable materials, you may do so by making a written or oral request to: REVA Medical, Inc., 5751 Copley Drive, San Diego, CA 92111, U.S.A. Attention: Investor Relations; by calling, (858) 966-3045; or, by e-mailing to IR@revamedical.com. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at www.envisionreports.com/RVA.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By order of the Board of Directors,

/s/ Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the ASX and the SEC, including Forms 10-K, 10-Q, and 8-K. These materials can be found in the “Investors” section under “ASX Announcements” and “SEC Filings” of our website at www.revamedical.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

REVA Medical, Inc.

5751 Copley Drive

San Diego, California 92111, U.S.A.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:30 p.m., U.S. Pacific Daylight Time, on May 28, 2013

(4:30 p.m. on 29 May 2013 Australian Eastern Standard Time).

Vote by Internet • Go to www.envisionreports.com/RVA • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — Items of Business — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 through 12.

			For	Withhold		For	Withhold
1.	To elect the two Class III directors named in the Proxy Statement to hold office for a term of three years and until his successor is duly elected and qualified, or until his earlier resignation or removal.	01 - James Schiro	☐	☐	02 - Robert Stockman	☐	☐	+

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐	3.	To approve the grant of 15,000 options to purchase 15,000 shares of common stock to Brian H. Dovey on the terms and conditions set forth in the Proxy Statement.	☐	☐	☐

4.	To approve the grant of 15,000 options to purchase 15,000 shares of common stock to Anne Keating on the terms and conditions set forth in the Proxy Statement.	☐	☐	☐	5.	To approve the grant of 15,000 options to purchase 15,000 shares of common stock to Gordon E. Nye on the terms and conditions set forth in the Proxy Statement.	☐	☐	☐

6.	To approve the grant of 15,000 options to purchase 15,000 shares of common stock to James J. Schiro on the terms and conditions set forth in the Proxy Statement.	☐	☐	☐	7.	To approve the grant of 15,000 options to purchase 15,000 shares of common stock to Robert Thomas on the terms and conditions set forth in the Proxy Statement.	☐	☐	☐

8.	To approve the grant of 150,000 options to purchase 150,000 shares of common stock to Robert B. Stockman on the terms and conditions set forth in the Proxy Statement.	☐	☐	☐	9.	To approve the award of 47,500 shares of restricted common stock to Robert B. Stockman on the terms and conditions set forth in the Proxy Statement.	☐	☐	☐

10.	To approve the issue of equity securities up to 10% of the issued capital of the company (calculated in accordance with the formula prescribed in ASX Listing Rule 7.1A) on the terms and conditions set forth in the Proxy Statement.	☐	☐	☐	11.	To approve the issue and transfer of securities under the company’s 2010 Equity Incentive Plan on the terms and conditions set forth in the Proxy Statement.	☐	☐	☐

12.	To approve, on an advisory basis, the compensation of the named executive officers for the fiscal year ended December 31, 2012, as set forth in the Proxy Statement.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2013 Annual Meeting Admission Ticket

2013 Annual Meeting of

REVA Medical, Inc. Stockholders

30 May 2013 at 10:30 a.m. Australian Eastern Standard Time

(5:30 p.m. May 29, 2013 U.S. Pacific Daylight Time)

AGL Theatre in the Museum of Sydney

Corner of Phillip and Bridge Streets

Sydney, NSW 2000, Australia

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — REVA Medical, Inc.	+

Notice of 2013 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — 30 May 2013 Australian Eastern Standard Time (which is May 29, 2013 U.S. Pacific Daylight Time)

The Annual Meeting will be held Thursday, 30 May 2013 at 10:30 a.m. Australian Eastern Standard Time (which is 5:30 p.m. Wednesday, May 29, 2013 U.S. Pacific Daylight Time). The record date is 4:30 p.m. on 2 April 2013 Australian Eastern Daylight Time (which is 10:30 p.m. on April 1, 2013 U.S. Pacific Daylight Time).

Katrina L. Thompson is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of REVA Medical, Inc. to be held on Thursday, 30 May 2013 Australian Eastern Standard Time or at any postponement or adjournment thereof.

☐

Other Matters,

If Katrina L. Thompson is appointed as your proxy, or may be appointed by default, and you do not wish to direct your proxy how to vote as your proxy in respect of a resolution, please place a mark in the box. If you do not mark this box, and you have not directed your proxy how to vote, Katrina L. Thompson will not cast your votes and your votes will not be counted in calculating the required votes if a poll is called on such Proposals.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxy will have authority to vote FOR Proposals 1 through 12.

In her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B, and C ON BOTH SIDES OF THIS CARD.	+